UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ⌧

Filed by a Party other than the Registrant ◻

Check the appropriate box:
◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

Y-MABS THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
⌧ No fee required.
◻ Fee paid previously with preliminary materials.
◻ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Y-MABS THERAPEUTICS, INC.

230 PARK AVENUE, SUITE 3350

NEW YORK, NY 10169

(646) 885-8505

April 29, 2024

Dear Stockholder:

I am pleased to invite you to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Y-mAbs Therapeutics, Inc., (the “Company”), which will be held on Tuesday, June 11, 2024 at 8:00 a.m., Eastern Time. The Annual Meeting will be conducted entirely online through a virtual meeting only format via live audio webcast. You will not be able to attend the Annual Meeting in person.

The accompanying notice provides you with information regarding access to the proxy materials, admission to the Annual Meeting, how to vote and details of the business to be conducted at the meeting.

At the Annual Meeting, stockholders will consider and vote on the following matters: (1) the election of three (3) Class III directors, Michael Rossi, Thomas Gad and Johan Wedell-Wedellsborg, each to hold office until the 2027 annual meeting of stockholders; (2) the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; (3) a non-binding advisory vote on the compensation of the Company’s named executive officers as disclosed in the proxy materials; and (4) the transaction of any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof. These items of business are more fully described in the proxy statement accompanying this notice.

Stockholders of record at the close of business on April 19, 2024 will be entitled to notice of, and to vote, at the Annual Meeting or any adjournment or postponement thereof. We encourage all stockholders to attend the Annual Meeting. However, whether or not you plan to attend the Annual Meeting, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy or voting instruction card via the internet or, if you have requested to receive a paper copy of the proxy materials, by completing, signing, dating and returning your proxy card in the envelope enclosed with the proxy card. You may also vote your shares electronically during the virtual meeting.

Your vote is important. We hope you will vote as soon as possible. You may vote through any of the means described in the accompanying proxy statement. Please carefully review the instructions on each of your voting options described in the proxy statement, the notice and, if applicable, the voting instructions.

Thank you for your ongoing support and continued interest in the Company. We look forward to receiving your vote in respect of the business to be conducted at the Annual Meeting.

Sincerely,
/s/ Michael Rossi
Michael Rossi President, and Chief Executive Officer

Y-MABS THERAPEUTICS, INC.

230 Park Avenue, Suite 3350

New York, New York 10169

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Y-mAbs Therapeutics, Inc., will be held on Tuesday, June 11, 2024 at 8:00 a.m., Eastern Time, virtually at the following website: https://web.lumiconnect.com/257688918 (password: ymabs2024), and can be accessed by entering the 11-digit control number included on your Notice of Internet Availability of Proxy Materials (as defined below) or proxy card. We recommend that you log in a few minutes before the Annual Meeting begins to ensure you are logged in when the meeting starts. The following items of business will be brought before the stockholders at the Annual Meeting:

1.	To elect three (3) Class III directors, Michael Rossi, Thomas Gad and Johan Wedell-Wedellsborg, each to hold office until the 2027 annual meeting of stockholders or until his earlier death, resignation or removal.
2.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.
3.	To approve a non-binding advisory vote on the compensation of the Company’s named executive officers as disclosed in these proxy materials.
4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof by or at the direction of our board of directors.

The Annual Meeting is being held entirely online. You will not be able to attend the Annual Meeting in person.

Our board of directors has fixed the close of business on April 19, 2024 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof.

We have elected to take advantage of U.S. Securities and Exchange Commission (“SEC”) rules that allow companies to furnish proxy materials to their stockholders by providing access to these documents on the internet instead of mailing printed copies. Those rules allow a company to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting. Most of our stockholders will not receive printed copies of our proxy materials, but instead will receive a notice (the “Notice of Internet Availability of Proxy Materials”) with instructions on how they may access and review our proxy materials on the internet and how they may cast their vote via the internet. If you would like to receive a printed or e-mail copy of our proxy materials, please follow the instructions for requesting the materials in the Notice of Internet Availability of Proxy Materials that is being sent to you.

On or about April 29, 2024, we expect to mail to our stockholders of record a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Notice of Annual Meeting, the accompanying proxy statement (the “Proxy Statement”), our annual report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”) and the proxy card (collectively, the “Proxy Materials”). The notice will provide instructions on how to vote by mail, online or by telephone and how to receive a paper copy of the Proxy Materials by mail.

YOUR VOTE IS IMPORTANT. Whether or not you expect to attend our virtual Annual Meeting, please vote as soon as possible. If you received a Notice of Internet Availability of Proxy Materials, a proxy card was not sent to you and you may vote only via the internet or by telephone unless you attend the annual meeting virtually, in which case you will be able to vote via live webcast at https://web.lumiconnect.com/257688918 (password: ymabs2024), or request that a proxy card and proxy materials be mailed to you. If you have requested that a proxy card and proxy materials be mailed to you, and you have received those materials, then you may vote via the internet, by telephone or by mailing a completed proxy card. For specific voting instructions, please refer to the information provided in the Proxy Statement and in the Notice of Internet Availability of Proxy Materials.

To vote shares, submit questions, or access the virtual meeting, stockholders will need to enter the 11-digit control number appearing on the Notice of Internet Availability of Proxy Materials, voting instruction form, or paper proxy card. Guests without a control number may also attend the meeting, but will not be permitted to vote or submit questions.

We urge stockholders to vote and submit proxies in advance of the meeting by one of the methods described in the Proxy Materials. Any stockholder who has not yet voted on the day of the Annual Meeting may do so by clicking on the voting button on the virtual Annual Meeting website and following the applicable voting instructions. You may revoke your proxy in the manner described in the accompanying Proxy Statement. If your shares are registered in the name of your broker, bank or other agent, you should follow the instructions provided by your broker, bank or other agent.

Your vote is important. Whether or not you plan to attend the Annual Meeting virtually, please ensure that your shares are voted during the Annual Meeting by promptly signing and returning a proxy card or by using our internet or telephonic voting system. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held on your behalf by a brokerage firm, bank, or other agent and you wish to vote at the Annual Meeting, you may need to obtain a legal proxy issued in your name from the record holder of your shares. Please contact your broker, bank, or other agent for information about specific requirements if you would like to vote your shares at the meeting.

We have fully set forth the proposals in the accompanying Proxy Statement, which you are urged to read thoroughly. For the reasons set forth in the Proxy Statement, our Board of Directors recommends a vote FOR: (1) the nominees to the Board of Directors listed on the proxy card (Proposal No. 1); (2) the ratification of the appointment of the Company’s independent registered public accounting firm for 2024 (Proposal No. 2); and (3) approval of the compensation of the Company’s named executive officers, on an advisory basis, frequently referred to as a “say-on-pay” vote (Proposal No. 3).

By order of the Board of Directors,
/s/ Michael Rossi
Michael Rossi President, and Chief Executive Officer New York, New York

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 11, 2024 at 8:00 a.m. Eastern Time:

The Notice of Annual Meeting, Notice of Internet Availability of Proxy Materials, Proxy Statement, Annual Report and form of proxy are available at http://www.astproxyportal.com/ast/22412.

Y-MABS THERAPEUTICS, INC.

230 PARK AVENUE, SUITE 3350

NEW YORK, NY 10169

(646) 885-8505

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 11, 2024

We are furnishing this proxy statement (the “Proxy Statement”) in connection with the solicitation by our Board of Directors of proxies to be used at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, June 11, 2024 at 8:00 a.m. Eastern Time, virtually via live webcast at https://web.lumiconnect.com/257688918 (password: ymabs2024), and which can be accessed by entering the 11-digit control number included on the proxy card, and at any meeting following adjournment thereof. We recommend that you log in a few minutes before the Annual Meeting begins to ensure you are logged in when the meeting starts. The Annual Meeting is being held entirely online.

On or about April 29, 2024, we expect to mail to our stockholders of record a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Notice of Annual Meeting, Proxy Statement, our annual report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”) and the form of proxy (collectively, the “Proxy Materials”).

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Notice of Annual Meeting of Stockholders.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

The information provided in the “question and answer” format below addresses certain frequently asked questions but is not intended to be a summary of all matters contained in this Proxy Statement. Please read the entire Proxy Statement carefully before voting your shares.

How do I attend the virtual Annual Meeting?

You may attend and participate in the Annual Meeting virtually online at: https://web.lumiconnect.com/257688918 (password: ymabs2024). You will not be able to attend the Annual Meeting in person.

If you are a stockholder of record on April 19, 2024, to attend and participate in the virtual Annual Meeting, you will need the 11-digit control number included in your Notice of Internet Availability of Proxy Materials or proxy card or on the instructions that accompanied the Proxy Materials. If you lose your 11-digit control number, you may join the Annual Meeting as a “Guest” but you will not be able to vote or ask questions.

If you are a beneficial owner and hold your shares in “street name” on April 19, 2024, follow the instructions from your bank, broker, or other nominee included with these Proxy Materials, or contact your bank, broker, or other nominee to request a legal proxy form. After obtaining a valid legal proxy, you must then register to attend the Annual Meeting by submitting proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company LLC (“AST”). Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

American Stock Transfer & Trust Company LLC

Attn: Proxy Tabulation Department

6201 15th Avenue

Brooklyn, NY 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on Wednesday, June 5, 2024.

The meeting webcast will begin promptly at 8:00 a.m. Eastern Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 7:30 a.m. Eastern Time, and you should allow time for the check-in procedures.

How do I ask questions at the virtual Annual Meeting?

We will hold a live question and answer session in connection with the Annual Meeting. Stockholders may submit questions via our virtual stockholder meeting website at https://web.lumiconnect.com/257688918 (password: ymabs2024). We intend to answer properly submitted questions that are pertinent to the Company and the meeting matters, as time permits. However, we reserve the right to edit profanity or other inappropriate language, or to exclude questions that are not pertinent to meeting matters or that are otherwise inappropriate. Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered once.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting login page.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

Notice and access rules adopted by the SEC allow companies to choose the method for delivering proxy materials to stockholders. We have elected this year to use the notice and access rules and, therefore, to mail the one-page Notice of Internet Availability of Proxy Materials (the “Notice”) describing the availability of proxy materials on the internet instead of sending a full set of proxy materials in the mail to our stockholders of record. This Notice will be mailed to our stockholders of record on or about April 29, 2024, and our proxy materials will be posted on both our corporate website at https://ir.ymabs.com/financial-information/annual-reports and the website referenced in the Notice on the same day. Utilizing this method of delivery expedites receipt of proxy materials by our stockholders and lowers the cost of the Annual Meeting. If you are a stockholder and would like to receive a paper or email copy of the Proxy Materials, you should follow the instructions in the Notice.

Why am I receiving these materials?

Our Board of Directors is providing the Proxy Materials to you in connection with our Board of Directors’ solicitation of proxies for use at the Annual Meeting, which will take place on June 11, 2024. Stockholders of record are invited to attend the Annual Meeting virtually and are requested to vote on the proposals described in this Proxy Statement.

What proposals will be voted on at the Annual Meeting?

Three (3) proposals are scheduled to be voted on at the Annual Meeting:

●	the election of three (3) Class III directors, Michael Rossi, Thomas Gad and Johan Wedell-Wedellsborg, each nominated by our Board of Directors to hold office until the 2027 annual meeting of stockholders or until his earlier death, resignation or removal;
●	the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and
●	approval of a non-binding advisory vote on the compensation of the Company’s named executive officers as disclosed in the Proxy Materials.

At the time this Proxy Statement was made available, our management and Board of Directors were not aware of any other matters to be presented at the Annual Meeting other than those set forth in this Proxy Statement and in the notice accompanying this Proxy Statement.

How does our Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote:

●	FOR the election of the three (3) directors nominated by our Board of Directors and named in this Proxy Statement, as Class III directors, each to hold office until the 2027 annual meeting of stockholders or until his earlier death, resignation or removal;
●	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024; and
●	FOR the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as disclosed in these Proxy Materials.

When is the record date for the Annual Meeting?

The time and record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 19, 2024 (the “Record Date”).

Who is entitled to vote at the Annual Meeting?

Holders of record of our common stock at the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting. Each stockholder is entitled to one (1) vote for each share of our common stock held as of the Record Date. As of the Record Date, there were 43,872,638 shares of our common stock outstanding and entitled to vote. Stockholders are not permitted to cumulate votes with respect to the election of directors.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record: Shares Registered in Your Name. If, at the close of business on the Record Date, your shares were registered directly in your name with AST, our transfer agent, then you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote virtually at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. If, at the close of business on the Record Date, your shares were not held in your name, but rather in a stock brokerage account or by a bank or other nominee on your behalf, then you are considered the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by following the voting instructions your broker, bank or other nominee provides. If you do not provide your broker, bank or other nominee with instructions on how to vote your shares, your broker, bank or other nominee may, in its discretion, vote your shares with respect to routine matters, but may not vote your shares with respect to any non-routine matters. For additional information, see “What if I do not specify how my shares are to be voted?” below.

How do I vote in advance of the Annual Meeting and what are the voting deadlines?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you can vote in one of the following ways:

You may vote via the internet. A registered holder through AST (if you choose to use internet voting through AST) can vote through the internet by going to www.voteproxy.com. You will be asked to complete an electronic proxy and to provide your control number. Your vote via the internet must be received by 11:59 p.m. Eastern Time on June 10, 2024 to be counted. If you vote via the internet, you do not need to return a proxy card by mail.

You may vote by telephone. To vote by telephone, dial toll-free 1-800-PROXIES (1-800-776-9437) in the United States, or 1-201-299-4446 from countries outside the United States and follow the recorded instructions. You will be asked to provide your control number. Your vote via telephone must be received by 11:59 p.m. Eastern Time on June 10, 2024 to be counted. If you vote by telephone, you do not need to return a proxy card by mail.

You may vote by mail. If you requested printed copies of the Proxy Materials by mail, you may vote by mail by completing, signing and returning the proxy card you received by mail in the envelope to be provided. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our Board of Directors.

Beneficial Owner: Shares Held in “Street Name.” If on April 19, 2024, you are a beneficial owner of shares held in “street name,” you should receive a notice containing voting instructions from that organization rather than from Y-

mAbs Therapeutics, Inc. To vote prior to the Annual Meeting, simply follow the voting instructions in the notice to ensure that your vote is counted.

How do I vote during the virtual Annual Meeting?

If you are a stockholder of record on the Record Date, you may attend the Annual Meeting and vote your shares at https://web.lumiconnect.com/257688918 during the meeting. You will need the 11-digit control number found on your Notice or proxy card and the meeting password: ymabs2024. Follow the instructions provided on the website to vote.

If you are a beneficial owner and hold your shares in “street name” on the Record Date, you must follow the instructions from your bank, broker, or other nominee included with these proxy materials, or contact your bank, broker, or other nominee to request a legal proxy form. After obtaining a valid legal proxy, you must then register to attend the Annual Meeting by submitting proof of your legal proxy reflecting the number of your shares along with your name and email address to AST. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

American Stock Transfer & Trust Company LLC

Attn: Proxy Tabulation Department

6201 15th Avenue

Brooklyn, NY 11219

Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on Wednesday, June 5, 2024. Even if you plan to attend the virtual Annual Meeting, we recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

Can I change my vote or revoke my proxy?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record, you may revoke your proxy or change your proxy instructions by:

●	entering a new vote by internet or telephone by 11:59 p.m. Eastern Time on June 10, 2024;
●	signing and returning a new proxy card with a later date that is received by 11:59 p.m. Eastern Time on June 10, 2024;
●	delivering a written revocation to our Secretary at Y-mAbs Therapeutics, Inc., 230 Park Avenue, Suite 3350, New York, New York 10169, by 11:59 p.m. Eastern Time on June 10, 2024; or
●	voting electronically at the virtual Annual Meeting (your attendance at the Annual Meeting will not, in and of itself, revoke your prior proxy).

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are the beneficial owner of your shares, you must contact the broker, bank or other nominee holding your shares and follow their instructions to change your vote or revoke your voting instruction form.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our Board of Directors. The persons named in the proxy have been designated as proxy holders by our Board of Directors. When a proxy is properly executed and returned, the shares represented by the proxy will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If you are a stockholder of record as of the Record Date and you indicate when voting on the internet or by telephone that you wish to vote as recommended by the Board of Directors, then your shares will be voted at the Annual Meeting in accordance with the Board’s recommendation on all matters presented for a vote at the Annual Meeting. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

What if I do not specify how my shares are to be voted?

Stockholder of Record: Shares Registered in Your Name. If you are a stockholder of record and you submit a proxy but you do not provide voting instructions, your shares will be voted:

●	FOR the election of the three (3) directors nominated by our Board of Directors and named in this Proxy Statement as Class III directors, each to hold office until the 2027 annual meeting of stockholders or until his earlier death, resignation or removal (“Proposal No. 1”);
●	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal-year ending December 31, 2024 (“Proposal No. 2”);
●	FOR the approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as disclosed in these Proxy Materials (“Proposal No. 3”); and
●	In the discretion of the named proxy holders regarding any other matters properly presented for a vote at the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee. If you are a beneficial owner and you do not provide your broker, bank or other nominee that holds your shares with voting instructions, then your broker, bank or other nominee will determine if it has discretion to vote on each matter. Brokers do not have discretion to vote on non-routine matters. Proposal No. 1 (election of directors) and Proposal No. 3 (Say-on-Pay) are non-routine matters, while Proposal No. 2 (ratification of appointment of independent registered public accounting firm) is a routine matter. As a result, if you do not provide voting instructions to your broker, bank or other nominee, then your broker, bank or other nominee may not vote your shares with respect to Proposals No. 1 or 3, which would result in a “broker non-vote,” but such broker, bank or other nominee may, in its discretion, vote your shares with respect to Proposal No. 2. For additional information regarding broker non-votes, see “What are the effects of abstentions and broker non-votes?” below.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count: with respect to Proposal 1, votes “For,” “Withhold” and broker non-votes for each director candidate; with respect to Proposal 2, votes “For,” “Against” and abstentions; and with respect to Proposal 3, votes “For,” “Against,” abstentions and broker non-votes.

What are the effects of abstentions and broker non-votes?

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Annual Meeting but will not be considered votes cast on the proposal. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum but will not have any effect on matters decided by the vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all the shares of stock present or represented at the Annual Meeting and voting affirmatively or negatively on such matter (e.g., Proposals No. 2, and No. 3). In addition, because the outcome of Proposal No. 1 (election of directors) will be determined by a plurality of the votes cast with respect to each director candidate, “Withhold” votes will have no effect on the outcome of the vote.

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other nominee as to how to vote his or her shares on matters deemed to be non-routine, the broker, bank or other such agent cannot vote the shares. When there is at least one routine matter that the broker, bank or other nominee votes on, the shares that are un-voted on non-routine matters are counted as broker non-votes. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting but will not be counted for purposes of determining the number of votes cast. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on Proposals 1, 2 or 3.

What is a quorum?

A quorum is the minimum number of shares required to be present virtually at the Annual Meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. A majority of the shares of common stock outstanding and entitled to vote at the meeting, present in person virtually or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. If there is no quorum, the chairman of the meeting or the stockholders present or represented at the meeting and entitled to vote may adjourn the meeting to a later date.

How many votes are needed for approval of each proposal?

●	Proposal No. 1: The election of Class III directors requires a plurality of the votes cast by the stockholders entitled to vote on the election to be approved. This means that the three (3) nominees that receive the most FOR votes will be elected. You may (i) vote FOR all nominees, (ii) WITHHOLD your vote as to all nominees, or (iii) vote FOR all nominees except for those specific nominees from whom you WITHHOLD your vote. Any shares not voted FOR a particular nominee (whether as a result of a withheld vote or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election.
●	Proposal No. 2: The ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will have no effect on the outcome of such proposal.
●	Proposal No. 3: The approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers as disclosed in these Proxy Materials requires the affirmative vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter to be approved. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 3, the abstention will have no effect on the outcome of the proposal. This vote is advisory and not binding on the Company, the Board of Directors or the Compensation Committee of the Board of Directors (the “Compensation Committee”) in any way. To the extent there is any significant vote against the compensation of the Company’s named executive officers as disclosed in this Proxy Statement, the Board of Directors and the Compensation Committee will evaluate what actions, if any, may be appropriate to address stockholder concerns.

How are proxies solicited for the Annual Meeting and who is paying for such solicitation?

Our Board of Directors is soliciting proxies for use at the Annual Meeting by means of the Notice and the Proxy Materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the Notice and the Proxy Materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communication, or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation. We have engaged D.F. King, at an anticipated cost of approximately $12,500, for proxy solicitation services related to the Annual Meeting.

If you choose to access the Proxy Materials and/or vote over the internet, you are responsible for internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

What if multiple stockholders share the same address?

To reduce expense, we have adopted an SEC-approved procedure called “householding.” Under this procedure, we are delivering a single copy of the Notice and, if applicable, the Proxy Materials to certain stockholders who share a single address, unless otherwise requested by one of the stockholders. A separate proxy card is included in the voting materials for each of these stockholders. To receive a separate copy of the Notice and, if applicable, the Proxy Materials, if you are a stockholder of record you may contact us as follows: Y-mAbs Therapeutics, Inc., Attention: Secretary, 230 Park Avenue, Suite 3350, New York, New York 10169, Telephone No. (646) 885-8505. You may also contact us by calling or writing if you would like to receive separate materials for future annual meetings.

Stockholders who hold shares in street name may contact their brokerage firm, bank, broker-dealer or other nominee to request information about householding.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a Current Report on Form 8-K that we expect to file with the SEC within four (4) business days after the Annual Meeting. If final voting results are not available to us at that time, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an amendment to the Current Report on Form 8-K to publish the final results.

What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at our 2025 annual meeting of stockholders?

Stockholder Proposals to be Included in Proxy Statement

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our 2025 annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. Such stockholder proposals must comply with the requirements of Rule 14a-8 (“Rule 14a-8”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s proxy statement. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2025 annual meeting of stockholders pursuant to Rule 14a-8, our Secretary must receive the written proposal at our principal executive offices not later than December 30, 2024. Stockholder proposals should be addressed to: Y-mAbs Therapeutics, Inc., Attention: Secretary, 230 Park Avenue, Suite 3350, New York, New York 10169.

Stockholder Proposals Not Included in Proxy Statement

Our amended and restated bylaws establish an advance notice procedure for stockholders of record who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement pursuant to Rule 14a-8. Our amended and restated bylaws also provide that the only business that may be conducted at an annual meeting is business that is (i) specified in our proxy materials with respect to such meeting, (ii) otherwise properly brought before the annual meeting by or at the direction of our Board of Directors, or (iii) properly brought before the annual meeting by a stockholder of record entitled to vote at the annual meeting who has delivered timely written notice to our Secretary, which notice must contain the information specified in our amended and restated bylaws.

Under our amended and restated bylaws, to be timely for our 2025 annual meeting of stockholders, our Secretary must receive the written notice at our principal executive offices:

●	no earlier than February 11, 2025; and
●	no later than March 13, 2025.

In the event that we hold our 2025 annual meeting of stockholders more than 30 days before or more than 60 days after the first anniversary of the date of the Annual Meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before such annual meeting and no later than the close of business on the later of the following two (2) dates:

●	the 90th day prior to such annual meeting; or
●	the 10th day following the day on which public announcement of the date of such annual meeting is first made.

If a stockholder has notified us of his, her or its intention to present a proposal at an annual meeting and does not appear, or a qualified representative of such stockholder does not appear, to present the proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting on such holder’s behalf.

Nomination of Director Candidates

In addition, our amended and restated bylaws permit stockholders of record to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our amended and restated bylaws. The stockholder must also give timely notice to our Secretary in accordance with our amended and restated bylaws, which, in general, require that the notice be received by our Secretary within the time period described above under “Stockholder Proposals Not Included in Proxy Statement.” In addition to satisfying the requirements under our amended and restated bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees for our 2025 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our public filings on the SEC’s website at www.sec.gov. You may also contact our Secretary at our principal executive office for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS, NOMINEES AND CORPORATE GOVERNANCE

Proposal 1: Election of Directors

Our business affairs are managed under the direction of our Board of Directors, which is divided into three (3) classes with staggered three (3) year terms. As of the date of this Proxy Statement, there are currently three (3) Class III directors (Michael Rossi, Thomas Gad and Johan Wedell-Wedellsborg) whose terms expire at the Annual Meeting; three (3) Class I directors (Dr. Gérard Ber, David N. Gill and Mary Tagliaferri, M.D.) whose terms expire at the 2025 annual meeting of stockholders; and three (3) Class II directors (James I. Healy, M.D., Ashutosh Tyagi, M.D. and Laura J. Hamill) whose terms expire at the 2026 annual meeting of stockholders (in all cases subject to their earlier death, resignation or removal). On April 25, 2024, Dr. Ber notified the Company that he would be resigning from the Board of Directors, with such resignation to be effective on June 10, 2024, the day before the date set for the Annual Meeting. Effective immediately prior to the Annual Meeting, the number of directors constituting the entire Board of Directors will be reduced from nine (9) to eight (8).

Mr. Rossi, who stands for re-election as a Class III director at the Annual Meeting, is our President and Chief Executive Officer. If elected at the Annual Meeting, he will continue to serve as a member of our Board of Directors until his term expires at the 2027 annual meeting of stockholders or until his successor is duly elected and qualified, subject to his earlier death, resignation or removal.

Mr. Gad, who stands for re-election as a Class III director at the Annual Meeting, is our Founder, Chief Business Officer and the Vice Chairman of our Board of Directors. If elected at the Annual Meeting, he will continue to serve as a member of our Board of Directors until his term expires at the 2027 annual meeting of stockholders or until his successor is duly elected and qualified, subject to his earlier death, resignation or removal.

Mr. Wedell-Wedellsborg, who stands for re-election as a Class III director at the Annual Meeting, is a member of our Board of Directors and a member of our Audit Committee. If elected at the Annual Meeting, he will continue to serve as a member of our Board of Directors until his term expires at the 2027 annual meeting of stockholders or until his successor is duly elected and qualified, subject to his earlier death, resignation or removal.

Seven (7) of our nine (9) directors, Dr. Ber, Mr. Gill, Ms. Hamill, Dr. Healy, Dr. Tagliaferri, Dr. Tyagi and Mr. Wedell-Wedellsborg, have been determined by our Board of Directors to be independent within the meaning of the independent director requirements of Nasdaq listing rules.

Set forth below are the names, ages and positions of the members of our Board of Directors and nominees (other than Mr. Ber, whose resignation is effective June 10, 2024, the day before the date set for the Annual Meeting), including the three (3) nominees for election as Class III directors, Mr. Rossi, Mr. Gad and Mr. Wedell-Wedellsborg. The information presented includes each director’s and nominee’s principal occupation and business experience for the past five (5) years, and the names of other public companies of which he/she has served as a director during the past five (5) years. The information presented below regarding the specific experience, qualifications, attributes and skills of each director and nominee led our Nominating and Corporate Governance Committee and our Board of Directors to conclude that each such individual should serve as a director. In addition, we believe that all of our directors and nominees possess the attributes or characteristics described in “Corporate Governance Matters — Director Nomination Process” that the Nominating and Corporate Governance Committee expects of each director.

Each person nominated for election has consented to being named as a nominee in this Proxy Statement and has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve. Unless otherwise instructed, the persons named in the form of proxy card (the “proxyholders”) included with this Proxy Statement intend to vote the proxies held by them “FOR” the election of each of the director nominees named in this Proxy Statement. If any of these nominees ceases to be a candidate for election by the time of the Annual Meeting (a contingency which the Board does not expect to occur), such proxies may be voted by the proxyholders in accordance with the recommendation of the Board.

Class III Directors and Nominees for Election to the Board in 2024

Name	Age(1)	Term Expires	Position
Class III Directors and Nominees
Michael Rossi	53	2027	President and Chief Executive Officer
Thomas Gad	54	2027	Founder, Chief Business Officer and Vice Chairman of the Board of Directors
Johan Wedell‑Wedellsborg	54	2027	Director

(1)	As of April 29, 2024.

Michael Rossi, President and Chief Executive Officer, Director

Mr. Rossi has served as our President and Chief Executive Officer since November 2023. He has more than thirty (30) years of experience in the radiopharmaceutical industry, most recently as the Medical Group President of Mirion Technologies, Inc., a provider of detection, measurement, analysis and monitoring solutions to the nuclear defense, medical and research end markets, which he joined in October 2022. Prior to that, Mr. Rossi was employed by Advanced Accelerator Applications, a Novartis subsidiary focused on nuclear medicine, from June 2019 until June 2022, most recently as the Head of Radioligand Imaging. Before that, Mr. Rossi was at Jubilant DraxImage Radiopharma, which develops, manufactures and commercializes radiopharmaceuticals, from April 2014 until May 2019, most recently as the President of the Jubilant Radiopharmaceuticals business. Mr. Rossi’s past experience also includes positions with GE Healthcare, Tyco Healthcare/Mallinckrodt and Syncor International Corp. Mr. Rossi currently sits on the board of directors of the private company Nucleus Radiopharma. Mr. Rossi earned a B.S. in Pharmacy from the University of the Sciences, Philadelphia College of Pharmacy and holds an Authorized Nuclear Pharmacist Certification from Butler University. He remains a Licensed Pharmacist in the state of Pennsylvania. If elected as a Class III director at the Annual Meeting, Mr. Rossi will continue to serve as a member of our Board of Directors until his term expires at the 2027 annual meeting of stockholders, subject to his earlier death, resignation or removal. Mr. Rossi brings to our Board of Directors his extensive experience in the radiopharmaceutical industry, as well as executive leadership experience and his perspective as our President and Chief Executive Officer.

Thomas Gad, Founder, Chief Business Officer and Vice Chairman of the Board of Directors

Mr. Gad founded our Company in April 2015. Mr. Gad has served as our Chief Business Officer and Vice Chairman of the Board of Directors since November 2023. He previously served as our President and Head of Business Development and Strategy from April 2015 until November 2023 and as our Interim Chief Executive Officer from April 2022 until November 2023. He has been a member of our Board of Directors continuously since our inception, and he also served as Chairman of our Board of Directors from April 2015 until April 2022. Mr. Gad founded our Company inspired by his daughter, who went through six years of various cancer treatments before receiving breakthrough cancer immunotherapy at Memorial Sloan Kettering Cancer Center (“MSK”) for high-risk neuroblastoma. He was also responsible for securing executive management and seed capital for our Company. Mr. Gad has more than twenty (20) years of experience in the pharmaceutical industry, including business development, senior management, financing and licensing negotiations and manufacturing site qualification. He co-founded Singad Pharma, a Danish specialty pharmaceutical and distribution company, in 2003, and prior to that, Mr. Gad worked with Aspen Capital Partners/FFC A/S in investment banking. Mr. Gad has extensive experience in raising capital for publicly listed companies and holds a B.S. in Business Administration from Pepperdine University. If elected as a Class III director at the Annual Meeting, Mr. Gad will continue to serve as a member of our Board of Directors until his term expires at the 2027 annual meeting of stockholders, subject to his earlier death, resignation or removal. Mr. Gad brings to our Board of Directors his extensive experience in the pharmaceutical industry, his experience in raising capital for publicly listed companies and his perspective as our Chief Business Officer.

Johan Wedell-Wedellsborg, Director

Mr. Wedell-Wedellsborg has been a member of our Board of Directors since September 2015. Mr. Wedell-Wedellsborg has been the owner and Chairman of the board of Weco A/S (“Weco”) since May 2001. Weco is involved in shipping, investments in biotechnology companies, real estate investments and the financial services industry. Mr. Wedell-Wedellsborg is the majority owner of WG Biotech ApS, one of our principal stockholders. Mr. Wedell-Wedellsborg currently serves as a member of our Audit Committee and, if elected as a Class III director at the Annual Meeting, he will continue to serve as a member of our Board of Directors until his term expires at the 2027 annual meeting of stockholders, subject to his earlier death, resignation or removal. Mr. Wedell-Wedellsborg brings to our Board of Directors his financial and investment experience from his involvement in Weco’s investments.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF MICHAEL ROSSI, THOMAS GAD AND JOHAN WEDELL-WEDELLSBORG, EACH TO SERVE AS A CLASS III DIRECTOR.

Directors Continuing in Office

Name	Age(1)	Term Expires	Position
Class I Directors
David N. Gill	69	2025	Director
Mary Tagliaferri, M.D.	58	2025	Director
Class II Directors
James I. Healy, M.D.	59	2026	Director, Chairman of the Board of Directors
Ashutosh Tyagi, M.D.	47	2026	Director
Laura J. Hamill	59	2026	Director

(1) As of April 29, 2024.

Class I Directors

David N. Gill, Director

Mr. Gill has been a member of our Board of Directors since December 2017. Mr. Gill has more than thirty (30) years of experience in the medical device and life sciences industries. Mr. Gill also currently serves on the boards of directors of Evolus, Inc., a public company that is focused on aesthetics products, as well as several private companies. He has also previously served on the boards of the following public companies: Strongbridge Biopharma plc from September 2019 to October 2021, Melinta Therapeutics, Inc. from April 2012 to April 2020, Histogenics Corporation from January 2015 to July 2019, and Strata Skin Sciences from May 2018 to May 2020. Mr. Gill served as Chief Financial Officer of Perspectum Ltd., a UK-based diagnostic tools company, from February 2021 to October 2021. Earlier in his career, Mr. Gill served in a variety of senior executive leadership roles for several medical device companies, including Endochoice, TransEnterix, NxStage Medical, CTI Molecular Imaging, Inc., Novoste Corporation and Dornier Medical. Mr. Gill holds a B.S. degree, cum laude, in Accounting from Wake Forest University and an MBA, with honors, from Emory University, and was formerly a certified public accountant. Mr. Gill currently serves as Chair of our Audit Committee, as a member of our Compensation Committee and as a member of our Nominating and Corporate Governance Committee. Mr. Gill brings to our Board of Directors his extensive financial, industry, executive leadership, and public company board of directors experience.

Mary Tagliaferri, M.D., Director

Dr. Tagliaferri has been a member of our Board of Directors since March 2024. She has a highly accomplished biotechnology career and is currently the Chief Medical Officer and Senior Vice President of Nektar Therapeutics. Nektar is a leading, research-based biopharmaceutical company focused on discovering and developing innovative medicines in areas of high unmet medical need including treatments for cancer and auto-immune diseases. At Nektar, since joining the company in 2015, Dr. Tagliaferri has been responsible for numerous clinical studies evaluating novel therapeutics in oncology and she was also instrumental in establishing key strategic partnerships. Previously, she served as Chief Medical Officer and Chief Regulatory Officer for Kanglaite-USA and was Co-Founder, President and Board Member of Bionovo, Inc. Dr. Tagliaferri currently serves on the board of Enzo Biochem, Inc. and she served on the board of RayzeBio, Inc. from 2021 until it was acquired by Bristol-Myers Squibb Company in 2024. She holds a B.S. from Cornell University and an M.D. from the University of California, San Francisco. Dr. Tagliaferri was honored as an Eminent Woman Leader in Healthcare by Inc. Magazine in 2023. She was named to the Women who Lead in Life Sciences and Most Influential Women in Business lists by the San Francisco Business Times in 2019. Dr. Tagliaferri was also recognized as Woman of the Year in 2012 by the State of California, Assembly District 14. She has been the lead author or contributor to approximately ninety (90) peer-reviewed journal publications. Dr. Tagliaferri brings to our Board of Directors her extensive industry and executive leadership experience, as well as her public company board of directors experience.

Class II Directors

James I. Healy, M.D., Ph.D., Chairman of the Board of Directors

Dr. Healy has served as a member of our Board of Directors since November 2017 and was appointed Chairman of the Board of Directors on April 22, 2022. Dr. Healy has been a General Partner of Sofinnova Investments (formerly Sofinnova Ventures), a biotech investment firm, since June 2000. Prior to June 2000, Dr. Healy held various positions at Sanderling Ventures, Bayer Healthcare Pharmaceuticals (as successor to Miles Laboratories) and ISTA Pharmaceuticals, Inc. Dr. Healy is currently on the boards of directors of the public companies Bolt Therapeutics, Inc., ArriVent BioPharma, and Natera, Inc. and on the boards of directors of several private companies. Previously, he served as a board member of CinCor Pharma Inc., Ascendis Pharma A/S, Coherus BioSciences, Inc., Edge Therapeutics, Inc., Iterum Therapeutics plc, Karuna Therapeutics, Inc., NuCana plc, ObsEva SA and several private companies. Dr. Healy was previously a Director on the Board of the National Venture Capital Association (NVCA) and the Board of the Biotechnology Industry Organization (BIO). Dr. Healy holds an M.D. and a Ph.D. in Immunology from Stanford University School of Medicine and holds a B.A. in Molecular Biology and a B.A. in Scandinavian Studies from the University of California, Berkeley. Dr. Healy currently serves as a member of our Audit Committee. Dr. Healy brings to our Board of Directors his extensive industry, executive leadership and public company board of directors experience.

Ashutosh Tyagi, M.D., Director

Dr. Tyagi has been a member of our Board of Directors since November 2017, representing until the end of 2018 Scopia Capital Management LP, or Scopia Capital, an institutional alternative asset management firm. Dr. Tyagi was with Scopia Capital from 2010 to 2018 (as a partner from 2012 to 2018). At Scopia Capital, Dr. Tyagi managed global health care investments and was a Co-Portfolio Manager of Scopia Capital’s health care funds. Prior to joining Scopia, he worked at Lombard Odier, Morgan Stanley, and Citigroup. Dr. Tyagi received a B.A. in Asian Studies from the University of Michigan, an MBA from the University of Michigan Business School and an M.D. from the University of Michigan School of Medicine. Dr. Tyagi currently serves as Chair of our Nominating and Corporate Governance Committee. Dr. Tyagi brings to our Board of Directors his investment and industry experience from his involvement in health care investments.

Laura Jean Hamill, Director

Ms. Hamill has been a member of our Board of Directors since June 2020. Ms. Hamill has extensive experience in the biopharmaceutical industry, with over thirty (30) years of global commercial experience in a variety of executive leadership positions. Since mid-2019, Ms. Hamill has served as the founder and consultant at Hamill Advisory Group, LLC. From September 2018 to July 2019, Ms. Hamill served as Executive Vice President, Worldwide Commercial Operations, for Gilead Sciences, Inc., where she was accountable for 2,200 employees, $22 billion in annual revenue and led commercial strategy and long-term planning. Ms. Hamill also held a number of U.S. and international executive roles at Amgen, Inc., over an eighteen (18)-year career, from July 2000 to August 2018, with her last role being Senior Vice President US Commercial Operations, managing 2,000 employees across all Amgen’s therapeutic areas with annual revenue of $20 billion. Ms. Hamill’s areas of therapeutic expertise include inflammation, oncology, gene therapy, nephrology, osteoporosis, cardiovascular disease, migraine, HIV, hepatology, gastrointestinal and anti-infectives. Ms. Hamill currently serves on the board of directors of BB Biotech AG (a Swiss public listed biotechnology company) and serves as an advisor for LaunchTx (a private company). Ms. Hamill previously served on the boards of directors of Acceleron Pharma Inc., a public clinical-stage biotechnology company acquired by Merck in 2021; AnaptysBio, Inc., a public clinical-stage biotechnology company focused on cancer immunotheraphy and inflammation; Pardes Biosciences, Inc., a public biotechnology company acquired by MediPacific Inc. in 2023; and Scilex Pharmaceuticals, a commercial-stage biotechnology company focused on pain management and migraine treatments. Ms. Hamill holds a B.A. in Business Administration from the University of Arizona. Ms. Hamill currently serves as Chair of our Compensation Committee and a member of our Nominating and Corporate Governance Committee. Ms. Hamill brings to our Board of Directors her extensive industry, executive leadership and public company board of directors experience.

Corporate Governance Matters

General

Our Board of Directors has the responsibility for establishing broad corporate policies and for overseeing our overall performance. Members of our Board of Directors are kept informed of our business activities through discussions with our President and Chief Executive Officer, our Chief Financial Officer and other officers, by reviewing analyses and reports sent to them, and by participating in Board of Directors and committee meetings. Mr. Rossi currently serves as our President and Chief Executive Officer. Dr. Healy was appointed as the Chairman of our Board of Directors on April 22, 2022, and he currently acts in that capacity, and, given the independence of our Chairman, we have not designated a lead independent director. We believe that having the offices of Chairman of our Board of Directors and Chief Executive Officer held by two (2) different people is appropriate for a company of our size and stage of development in order to maximize efficiencies of our limited available personnel resources. In accordance with our amended and restated bylaws, our Board of Directors is divided into three (3) classes with staggered three-year terms. Our Board of Directors presently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. As noted above, Mr. Gill is Chair of our Audit Committee, Ms. Hamill is Chair of our Compensation Committee and Dr. Tyagi is Chair of our Nominating and Corporate Governance Committee.

Our Board of Directors believes that sound governance practices and policies provide an important framework to assist them in fulfilling their duty to stockholders. Our Board of Directors has implemented these governance practices and policies through these separate committees for the areas of audit, compensation and nomination of directors, annual review of our directors, maintaining a majority of independent directors, and providing written expectations of management and directors, among other best practices.

Board Determination of Independence

Rule 5605 of the Nasdaq Listing Rules requires a majority of a listed company’s board of directors to be comprised of independent directors within one (1) year of listing. In addition, the Nasdaq Listing Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and Rule 5605(c)(2)(A) of the Nasdaq Listing Rules, and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act and Rule 5605(d)(2)(A) of the Nasdaq Listing Rules. Under Rule 5605(a)(2) of the Nasdaq Listing Rules, a director will only qualify as an “independent director” if, in the opinion of the company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our Board of Directors and our Nominating and Corporate Governance Committee have undertaken a review of the composition of our Board of Directors and its committees and the independence of each director, including the three director nominees. Based upon information requested from and provided by each director, including the three director nominees, concerning his or her background, employment and affiliations, including family relationships, our Board of Directors and our Nominating and Corporate Governance Committee have determined that, each of Dr. Ber, Mr. Gill, Ms. Hamill, Dr. Healy, Dr. Tagliaferri, Dr. Tyagi and Mr. Wedell-Wedellsborg is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Listing Rules. Mr. Rossi is not an independent director under Rule 5605(a)(2)

because he is our President and Chief Executive Officer. Mr. Gad is not an independent director because he is our Chief Business Officer. Our Board of Directors also determined that each of Mr. Gill, Dr. Healy and Mr. Wedell-Wedellsborg, all of whom served during 2023 and currently serve on our Audit Committee, satisfies the independence standards for the Audit Committee established by the SEC and the Nasdaq Listing Rules, including the independence requirements contemplated by Rule 10A-3 under the Exchange Act. Our Board of Directors further determined that each of Dr. Ber, Mr. Gill, and Ms. Hamill, all of whom served during 2023 and currently serve on our Compensation Committee, are independent within the meaning of the Nasdaq Listing Rules relating to independence for purposes of Compensation Committee service and Rule 10C-1 under the Exchange Act. In making such determinations, our Board of Directors considered the relationships that each such non-employee director and nominee has with the Company and all other facts and circumstances our Board of Directors deemed relevant in determining independence.

Board Diversity and Competencies

We value diverse perspectives and believe different points of view brought through diverse representation lead to better business performance, decision making and understanding. In addition to industry expertise and professional experience, our Board of Directors values representation that reflects diversity in other important categories including gender, race/ethnicity and sexual orientation.

Our Board, through the efforts of our Nominating and Governance Committee, continually analyzes the competencies, skill sets, experience and perspectives of our directors against the current and prospective needs of our business as expressed in regular communication with our executive team and our investors and their annual assessments. We have constructed a board of professionals with demonstrated expertise in public finance, pharmaceuticals, therapeutics, oncology, and supply chain management, which we believe has been appropriate for our operations to date. The onboarding of Mr. Rossi in 2023 and Dr. Tagliaferri in 2024 reflects the growing focus in our business on radiopharmaceuticals as both individuals bring decades of experience in the sector to our Board. Going forward, we will continue to assess the competencies of our directors and look to refresh, or add, skill sets as we deem appropriate to enhance the stewardship of our business.

Below is our Nasdaq Board Diversity Matrix for fiscal year 2024, and last year’s Board Diversity Matrix is available in our 2023 proxy statement filed with the SEC on April 28, 2023. The Company’s Board Diversity Matrix identifies each director’s self-identified diversity characteristics, as follows:

Board Diversity Matrix (As of April 29, 2024)

Total Number of Directors				9

Gender Identity	Female	Male	Non-Binary	Did Not Disclose Gender
Directors	2	7	—	—
Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	1	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	2	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Corporate Governance Guidelines

A key component of our success is a strong foundation of corporate governance practices and policies that promote transparency, accountability and engagement exemplified by our Board of Directors. We maintain our Corporate Governance Guidelines to provide direction to our Board of Directors and senior management on topics such as board member qualifications, the evaluation process for our Chief Executive Officer and board members and reporting conflicts of interest. In addition to the guidelines and governance practices that are described throughout this Proxy Statement, each committee of the Board of Directors has a charter. All of these documents, including our Corporate Governance Guidelines, are available in the investor relations section of our website at ir.ymabs.com under “Corporate Governance.”

Diversity, Equity and Inclusion

We seek to recruit and maintain a diverse and inclusive workforce that reflects the communities that we serve. Our recruitment process works to locate candidates, from diverse backgrounds, for all open positions. We are committed to having a diverse talent pipeline.

Commitment to Values and Ethics

We discuss and act in accordance with our Code of Conduct, which outlines our expectations and provides guidance for all employees, officers and directors. Our Code of Conduct and other corporate policies include topics such as anti-corruption, discrimination, harassment, privacy, appropriate use of Company assets, protecting confidential information and reporting violations. Our Code of Conduct also satisfies the requirements for a code of ethics, as defined by Item 406 of Regulation S-K promulgated by the SEC. Our Code of Conduct and other corporate policies reinforce the importance of fostering an open, welcoming environment in which all employees have a voice and a confidential outlet to raise concerns regarding potential fraud or violations of our Code of Conduct and other corporate policies.

In addition, we maintain standards for all employees which include reasonable work hours and time off, equal opportunity employment, and a professional work environment that does not tolerate any form of harassment or discrimination. We and our employees strive to achieve and maintain a positive work environment. We believe the emphasis we place on selecting and training supervisors positively impacts their ability to lead people. Our leadership principles of communications, collaboration and career development are designed to improve the employee experience and strengthen working relationships.

Board of Director Meetings and Attendance

Our Board of Directors held eight (8) meetings during the year ended December 31, 2023 (“fiscal year 2023”). During fiscal year 2023, each of the directors then in office attended at least 75% of the aggregate of the number of Board of Director meetings and the number of meetings held by all committees of the Board of Directors on which such director then served. Members of our Board of Directors are invited to attend each annual meeting of stockholders and three (3) of our directors attended our 2023 annual meeting. In fiscal year 2023, our independent directors met five (5) times in regularly scheduled executive sessions at which only independent directors were present.

Communicating with the Board of Directors

Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders and will respond if and as appropriate. The Chairman of our Board of Directors, as an independent director, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to matters the Chairman of the Board determines to be important and substantive and that include suggestions or comments that the Chairman considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our Board of Directors should address such communications to Y-mAbs Therapeutics, Inc., Attention: Secretary, 230 Park Avenue, Suite 3350, New York, New York 10169.

Information Regarding Committees of the Board of Directors

We have established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each of these committees operates under a charter that has been approved by our Board of Directors. A copy of each committee’s charter can be found under the “Investor Relations — Corporate Governance — Governance Overview” section of our website, which is located at www.ymabs.com.

The following table provides membership and meeting information for fiscal year 2023 for each of the committees of the Board of Directors:

Nominating and
Corporate
Name	Audit	Compensation	Governance
Dr. Gérard Ber		X
David N. Gill	X(1)	X	X
Dr. James I. Healy	X
Dr. Ashutosh Tyagi			X(1)
Johan Wedell‑Wedellsborg	X
Laura J. Hamill		X(1)	X
Total meetings in fiscal year 2023	4	6	1

(1)	Indicates Committee Chair during fiscal year 2023.

Audit Committee

Our Audit Committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
●	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
●	overseeing our compliance program and our risk assessment and risk management policies, including with respect to cybersecurity;
●	establishing procedures for the receipt, retention and treatment of accounting related complaints and concerns;
●	meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
●	reviewing and approving or ratifying any related person transactions; and

●	preparing the audit committee report required by SEC rules.

The current members of our Audit Committee are Mr. Gill, Dr. Healy and Mr. Wedell-Wedellsborg. Mr. Gill is Chair of our Audit Committee. Our Board of Directors has determined that Mr. Gill qualifies as an “audit committee financial expert” within the meaning of applicable SEC rules.

Compensation Committee

Our Compensation Committee’s responsibilities include:

●	reviewing and approving the compensation of our chief executive officer and other executive officers;
●	overseeing and administering our cash and equity incentive plans;
●	reviewing and making recommendations to our Board of Directors with respect to director compensation;
●	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent such disclosure is then required by SEC rules; and
●	preparing the compensation committee report if and to the extent then required by SEC rules.

The processes and procedures followed by our Compensation Committee in considering and determining executive and director compensation are described below under the heading “Executive Compensation — Role of our Compensation Committee, Management, and Compensation Consultant in Executive Compensation.”

The current members of our Compensation Committee are Dr. Ber, Mr. Gill and Ms. Hamill. Ms. Hamill is Chair of our Compensation Committee.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee’s responsibilities include:

●	recommending to our Board of Directors the persons to be nominated for election as directors and to each of our Board’s committees;
●	reviewing and making recommendations to our Board of Directors with respect to our board leadership structure and committee structure;
●	reviewing and making recommendations to our Board of Directors with respect to management succession planning;
●	developing and recommending to our Board of Directors corporate governance principles; and
●	overseeing an annual self-evaluation of our Board of Directors.

The current members of our Nominating and Corporate Governance Committee are Mr. Gill, Dr. Tyagi and Ms. Hamill. Dr. Tyagi is the current Chair of the Nominating and Corporate Governance Committee.

Process and Criteria for Director Nominations

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to members of our Board of Directors and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and our Board of Directors.

In considering whether to recommend to our Board of Directors any candidate for inclusion in our Board of Directors’ slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee applies the criteria set forth in our Corporate Governance Guidelines. These criteria include each candidate’s integrity, business acumen, knowledge of our business and industry, the ability to act in the interests of all stockholders and lack of conflicts of interest. Pursuant to our Corporate Governance Guidelines, it is the general policy of the Board of Directors to seek to have on the Board of Directors at least two members who are “Diverse” as defined by Nasdaq Listing Rule 5605(f).

The biographies for the director nominees set forth in this Proxy Statement under the heading “Board of Directors, Nominees and Corporate Governance — Election of Directors,” indicate each nominee’s experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee and our Board of Directors to conclude that he should be elected to serve as a director. Our Nominating and Corporate Governance Committee and our Board of Directors believe that each of the nominees has the individual attributes and characteristics required of each of our directors, and the nominees as a group possess the skill sets and specific experience desired of our Board of Directors as a whole.

In addition to our Board of Directors’ policy to seek to have on the Board of Directors at least two members who are “Diverse” as defined by Nasdaq Listing Rule 5605(f), our Nominating and Corporate Governance Committee believes that our Board of Directors, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. In this regard, the Nominating and Corporate Governance Committee also takes into consideration the diversity of members of our Board of Directors, including members and candidates who self-identify their gender as female and candidates from underrepresented communities. The Nominating and Corporate Governance Committee does not make any particular weighting of diversity or any other characteristic in evaluating nominees and directors. Our Nominating and Corporate Governance Committee reviews information provided by our directors and potential candidates for membership on the Board, taking into consideration the diversity requirements set forth in Nasdaq Listing Rule 5605(f).

Stockholder Recommendations

Stockholders may recommend individuals to our Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials, to Y-mAbs Therapeutics, Inc., Attention: Secretary, 230 Park Avenue, Suite 3350, New York, New York 10169. Assuming that appropriate biographical and background material has been provided on or before the dates set forth in this Proxy Statement under the heading “Stockholder Proposals for our 2025 Annual Meeting,” the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for other candidates.

Stockholders also have the right under our amended and restated bylaws to directly nominate director candidates, without any action or recommendation on the part of the Nominating and Corporate Governance Committee or our Board of Directors, by following the procedures set forth in this Proxy Statement under the heading “Questions and Answers about the Annual Meeting — What is the deadline to propose actions for consideration or to nominate individuals to serve as directors at our 2025 annual meeting of stockholders?”

Oversight of Risk

Our Board of Directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. Our Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly as a whole, as well as through various standing committees that address risks inherent in their respective areas of oversight. The role of our Board of Directors and its committees is to oversee the risk management activities of management. Our Audit Committee oversees risk management activities related to financial controls and legal and compliance risks. Our Audit Committee is also responsible for overseeing our cybersecurity risk management processes, including oversight of mitigation of risks from cybersecurity threats. Our Compensation Committee oversees risk management activities relating to our compensation policies and practices, including our benefits polices, and other policies and practices with respect to our directors, officers and employees. Our Nominating and Corporate Governance Committee oversees risk management activities relating to the composition of our Board of Directors and management succession planning. Each committee reports to the full Board of Directors on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time-to-time request that the full Board of Directors discuss particular risks.

Our Board of Directors fulfills its duty to oversee the risk management activities of management by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our Board of Directors oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks.

No Pledging or Hedging

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales, prepaid variable forward contracts, equity swaps, collars and exchange funds) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading compliance policy expressly prohibits our directors, officers, employees, designated consultants and independent contractors from pledging our securities or holding our securities in margin accounts. Our insider trading compliance policy also expressly prohibits such persons from engaging in short sales and “selling short against the box” with respect to our securities; transactions in publicly traded options such as puts and calls and other derivative securities; and any other inherently speculative transaction with respect to our securities. The insider trading compliance policy also prohibits these individuals from engaging in transactions with respect to our securities that hedge or offset, or are designed to hedge or offset, any decrease in the market value of any of our securities.

Code of Conduct

Our Board of Directors has adopted a written Code of Conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Conduct has been distributed to all directors, officers, and employees. Our Code of Conduct is available in the investor relations section of our website at ir.ymabs.com under “Corporate Governance.” For additional information about our “Code of Conduct,” see “Corporate Governance Matters—Commitment to Values and Ethics” above.

We intend to satisfy the disclosure requirements under Item 5.05 of the SEC Current Report on Form 8-K regarding an amendment to, or waiver of a provision of our Code of Conduct by posting such information on our website at the website address and location specified above. In the case of a waiver for an executive officer or a director, the required disclosure also will be made available on our website within four business days of the date of such waiver.

RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted a written related person transaction policy to set forth policies and procedures for the review of any transaction, arrangement or relationship in which our company is a participant, the amount involved exceeds the lesser of (i) $120,000, or (ii) 1% of the average of our total assets at year-end for the last two completed fiscal years and one of our executive officers, directors, director nominees or 5% stockholders, or their immediate family members, each of whom we refer to as a “related person,” has a direct or indirect material interest (a “related party transaction”).

Any proposed related party transaction must be reported to our Chief Financial Officer. The policy calls for the proposed related person transaction to be reviewed and approved by our Audit Committee. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review and, in its discretion, may ratify the related person transaction. The policy also permits the Chair of our Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under this policy will be considered approved or ratified if it is authorized by our Audit Committee in accordance with the standards set forth in the policy after full disclosure of the related person’s interests in the transaction. As appropriate for the circumstances, the policy provides that our Audit Committee will review and consider:

●	the related person’s interest in the related person transaction;
●	the approximate dollar value of the amount involved in the related person transaction;
●	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
●	whether the transaction was undertaken in the ordinary course of our business;
●	whether the terms of the transaction are no less favorable to us than the terms that could have been reached with an unrelated third party;
●	the purpose of, and the potential benefits to us of, the transaction; and
●	any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

Our Audit Committee may approve or ratify the related person transaction only if our Audit Committee determines that, under all of the circumstances, the transaction is in our best interests. Our Audit Committee may impose any conditions on the related person transaction as it deems appropriate. The policy also provides that transactions involving compensation of executive officers will be reviewed and approved by our Compensation Committee in the manner specified in its charter.

Related Person Transactions

Separation Agreement for Claus Juan Møller-San Pedro, M.D., Ph.D.

Dr. Møller stepped down from his positions as our Chief Executive Officer and as a member of our Board of Directors, effective April 22, 2022. On September 22, 2022 (the “Separation Effective Date”), we entered into a separation agreement and general release of claims with Dr. Møller (the “Separation Agreement”), which provides for, among other things, the severance and vesting benefits contemplated in the Service Agreement, effective as of March 1, 2016, between the Company and Dr. Møller (the “Service Agreement”).

The Separation Agreement provides for the following benefits, consistent with a termination without cause under the Service Agreement: (i) $679,300 payable in twelve monthly installments, which amount represents Dr. Møller’s salary at the time of his separation for the 12-month notice period commencing May 31, 2022 (the “Notice Period”); (ii)

a payment of $202,500 as bonus severance; and (iii) a $7,000 monthly cash housing allowance through the lease term of his residential property located in New York City, which lease term ended in July 2022.

Pursuant to the Separation Agreement, in exchange for certain releases of claims, Dr. Møller’s agreement to transition his responsibilities and duties to other Company personnel, and certain additional covenants related to cooperation and competitive activity, Dr. Møller was provided with the following payment and benefits: (i) $679,300 to be paid in one lump sum payment, less applicable withholdings and deductions, within thirty (30) days from the Notice Period end date; (ii) continuation of health insurance benefits under the same terms as during his employment, with the same deduction or payment made from his monthly salary during the Notice Period; and (iii) reimbursement of the airfare in connection with Dr. Møller’s vacating his New York City apartment in connection with his separation. Dr. Møller’s existing equity awards which had been granted but not vested as of the Separation Effective Date continued to vest in accordance with our standard vesting schedule consistent with a termination without cause. The Separation Agreement contains mutual releases, subject to customary exceptions, and mutual covenants not to compete or disparage.

Executive Officers of the Company

Certain information regarding our executive officers is set forth below.

Name	Age(1)	Positions
Michael Rossi	53	President and Chief Executive Officer
Thomas Gad	54	Founder, Chief Business Officer and Vice Chairman of the Board of Directors
Bo Kruse	52	Executive Vice President, Secretary, Treasurer, and Chief Financial Officer
Torben Lund‑Hansen, Ph.D.	73	Senior Vice President and Chief Technical Officer
Joris Wiel Jan Wilms	50	Senior Vice President and Chief Operating Officer
Susan Smith	54	Senior Vice President and Chief Commercial Officer
Vignesh Rajah, M.D.	57	Senior Vice President and Chief Medical Officer

(1) As of April 29, 2024.

Michael Rossi, President and Chief Executive Officer— Please see “Board of Directors and Corporate Governance — Election of Directors” above for biographical information regarding Mr. Rossi.

Thomas Gad, Founder, Chief Business Officer and Vice Chairman of the Board of Directors— Please see “Board of Directors and Corporate Governance — Election of Directors” above for biographical information regarding Mr. Gad.

Bo Kruse, Chief Financial Officer, Treasurer and Secretary— Mr. Kruse has served as our Executive Vice President, Secretary, Treasurer and Chief Financial Officer since June 2015. Mr. Kruse also served as a member of our Board of Directors from June 2015 to June 2019. Mr. Kruse has broad international finance experience, including knowledge of capital markets, accounting and other financing activities. Prior to joining our company, Mr. Kruse was Azanta’s Executive Vice President and Chief Financial Officer from 2009 to 2015. Further, Mr. Kruse served as Genmab’s Vice President and Chief Financial Officer from 2005 to 2008 and in a number of other positions, including as Vice President and Chief Accounting Officer from 2000 to 2005. During his tenure at Genmab, Mr. Kruse was directly involved in several financing rounds, including Genmab’s initial public offering in 2000. Mr. Kruse has a M.Sc. in Business Economics and Auditing from the Copenhagen Business School. On March 8, 2024, Mr. Kruse informed us of his intention to resign from the offices of Executive Vice President, Secretary, Treasurer and Chief Financial Officer effective as of the date we appoint his successor and such successor commences employment with us and to resign from employment with us effective July 31, 2024.

Torben Lund-Hansen, Ph.D., Senior Vice President and Chief Technical Officer— Dr. Lund-Hansen has served as our Senior Vice President and Chief Technical Officer since January 2016. Dr. Lund-Hansen has substantial experience in antibody process development, commercial manufacturing and global project management. Dr. Lund-Hansen was Vice President and Head of Manufacturing from 2002 to 2006, Vice President and Head of Manufacturing and Preclinical Safety from 2006 to 2008 and Senior Vice President, Technical Operations from 2008 to 2009 at Genmab and President and Treasurer at Genmab MN Inc., a wholly owned subsidiary of Genmab located near Minneapolis-St. Paul, Minnesota, from 2008 to 2009. At Genmab, Dr. Lund-Hansen was responsible for outsourcing of clinical and commercial drug substance and drug product manufacturing. He was also President and Treasurer from 2008 to 2009 of Genmab MN Inc. Dr. Lund-Hansen was the owner of Lund-Hansen Consulting ApS from 2009 to 2016, where he provided consulting services related to manufacturing processes for biopharmaceutical-related industries. Dr. Lund-Hansen has been responsible for compiling technical Chemistry, Manufacturing, and Controls documentation packages submitted to global regulatory agencies followed by approval and launch of several biologics. Dr. Lund-Hansen received his M.Sc. and Ph.D. from the University of Copenhagen.

Joris Wiel Jan Wilms, Senior Vice President and Chief Operating Officer— Mr. Wilms has served as our Senior Vice President and Chief Operating Officer since November 2017. Mr. Wilms joined our Company in July 2016 as Vice President and Head of Clinical Operations and has extensive industry experience in clinical development, primarily within oncology and hematology indications. Mr. Wilms was at KLIFO A/S (“KLIFO”) from 2010 to 2016, where he served as Vice President — Clinical Trial Services and Pharmacovigilance Services, and at Genmab from 2004 to 2010, where he served as Associate Director of Clinical Development from 2008 to 2010. At KLIFO and Genmab, he was responsible for overseeing several first-in-human studies and pivotal clinical trials, leading to the approval of two monoclonal antibody-based products. Mr. Wilms received his M.Sc. in Pharmacy from the University of Groningen in The Netherlands.

Susan Smith, Senior Vice President and Chief Commercial Officer— Ms. Smith joined our Company in January 2022 as Senior Vice President and Chief Commercial Officer. Ms. Smith has extensive commercial experience including from several successful product launches within cancer, rare diseases and endocrinology. Ms. Smith has more than twenty-five (25) years of U.S. and global oncology and rare disease experience. From 2012 to 2021 she was employed by Kyowa Kirin, Inc. (“Kyowa”), in various commercial positions of increasing responsibility — most recently as its Vice President, US Oncology Business Unit Head. Prior to that, Ms. Smith helped build Kyowa’s European Rare Oncology team and led the successful launch of its first drug in Europe. Previous positions include Head, Oncology Marketing at EUSA Pharma Inc., Vice President at Interlink Healthcare Communications and several managerial positions at Bristol-Meyers Squibb. Ms. Smith received an M.S. from Purdue University, Indiana.

Vignesh Rajah, MBBS, DCH, MRCP(UK), MBA, Senior Vice President and Chief Medical Officer— Dr. Rajah joined our company in June 2020 as our Senior Vice President and Chief Medical Officer. Dr. Rajah qualified as physician in University of London, and has ten (10) years’ experience in hospital practice, specializing in Internal Medicine and Pediatric Critical Care in the United Kingdom. He brings extensive experience in medical affairs since joining the industry in 2001, with roles of increasing seniority in global pharma companies including Sanofi, Wyeth LLC and most recently GlaxoSmithKline plc (“GSK”), covering multiple therapeutic areas such as oncology, vaccines, immunology and respiratory. In his most recent role in GSK, from 2015 to 2020 he was VP, Europe Area Medical Head managing a large medical organization, accountable for medical affairs activities in pre-launch and post-launch phase, life-cycle management of medicines, safety and pharmacovigilance, medical governance, and building industry-leading medical capabilities.

Proposal 2: Ratification of the Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed the firm of PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, as independent auditors for the fiscal year ending December 31, 2024. Although stockholder approval of our Audit Committee’s appointment of PwC is not required by law, our Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this appointment. If this proposal is not approved at the Annual Meeting, our Audit Committee will reconsider its appointment of PwC. PwC has no direct or indirect material financial interest in our Company or our subsidiaries. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

Audit Fees and Services

The following table sets forth fees billed for professional audit services and other services rendered to us by PwC for the fiscal years ended December 31, 2022 and 2023. All such services and fees were pre-approved by our Audit Committee in accordance with the “Pre-Approval Policies and Procedures” described below.

Fee Category	2023	2022
Audit Fees(1)	$800,000	$880,000
Audit‑Related Fees(2)	5,936	5,194
Tax Fees(3)	2,032	9,813
All Other Fees(4)	2,000	5,400
Total Fees	$809,968	$900,407

(1)	“Audit Fees” consist of fees for professional services performed by PwC, our independent registered public accounting firm, for the audit of our annual financial statements, the review of interim financial statements, audits that are normally provided by PwC in connection with statutory and regulatory filings and services that are normally provided in connection with registration statements. Registration statement and regulatory filing related fees in 2022 totaled $30,000. There were no registration statement and regulatory filing related fees in 2023.
(2)	“Audit-Related Fees” may consist of fees for professional services performed by our independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements, including procedures associated with pre-implementation reviews related to system changes.
(3)	“Tax Fees” consist of fees for professional services for tax compliance performed by our independent registered public accounting firm.
(4)	“All Other Fees” include fees for professional services that are appropriately not included in the Audit, Audit-Related, and Tax categories and relate to amounts paid for permissible products and services.

Pre-Approval Policies and Procedures

Our Audit Committee has adopted procedures requiring the pre-approval of all audit and non-audit services performed by our independent registered public accounting firm in order to assure that these services do not impair the auditor’s independence. These procedures generally approve the performance of specific services subject to a cost limit for all such services. This general approval is to be reviewed, and if necessary modified, at least annually. Management must obtain the specific prior approval of our Audit Committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services. Our Audit Committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

The standard applied by our Audit Committee, or the Chair of our Audit Committee, in determining whether to grant approval of any type of non-audit service, or of any specific engagement to perform a non-audit service, is whether the services to be performed, the compensation to be paid therefore and other related factors are consistent with the independent registered public accounting firm’s independence under guidelines of the SEC and applicable professional standards. Relevant considerations include whether the work product is likely to be subject to, or implicated in, audit procedures during the audit of our financial statements, whether the independent registered public accounting firm would be functioning in the role of management or in an advocacy role, whether the independent registered public accounting firm’s performance of the service would enhance our ability to manage or control risk or improve audit quality, whether such performance would increase efficiency because of the independent registered public accounting firm’s familiarity with our business, personnel, culture, systems, risk profile and other factors, and whether the amount of fees involved, or the non-audit services portion of the total fees payable to the independent registered public accounting firm in the period would tend to reduce the independent registered public accounting firm’s ability to exercise independent judgment in performing the audit.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

AUDIT COMMITTEE REPORT(1)

The Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Management is responsible for our financial statements and the financial reporting process, including the system of internal controls. The Company’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements as of and for the year ended December 31, 2023.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

In addition, the Audit Committee has regularly met separately with management and with the independent registered public accounting firm, and further to the matters specified above, has discussed with the independent registered public accounting firm the overall scope, plans, and estimated costs of their audit.

Based on the foregoing, the Audit Committee recommended to our Board of Directors the inclusion of the audited financial statements described above in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC.

Members of the Audit Committee

David N. Gill (Chair)
James I. Healy, M.D.
Johan Wedell-Wedellsborg

(1) The information contained in this audit committee report shall not be deemed to be (a) “soliciting material,” (b) “filed” with the SEC, (c) subject to Regulations 14A or 14C of the Exchange Act, or (d) subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

Proposal 3: A Non-Binding Advisory Vote on the Compensation of the Company’s Named Executive Officers as Disclosed in these Proxy Materials

We believe that our executive pay program is consistent with market and industry practice and reflects our pay-for-performance philosophy. In addition, we recognize that advisory votes present another opportunity for us to further engage with our stockholders on important matters. We communicate with our stockholders regularly and share feedback we receive with our Board of Directors. Members of our Board of Directors, our Chief Financial Officer and our Chief Executive Officer lead our engagement efforts with stockholders, including regular stockholder engagement through our quarterly earnings calls, company presentations, investor conferences and other meetings where investors have an opportunity to discuss incentive compensation matters, among other topics.

For the advisory say-on-pay vote at our 2023 Annual Meeting of Stockholders, approximately 73% of the votes were in favor of the proposal related to compensation practices for 2022. Since that meeting, we have sought ways to improve the communication of our compensation practices and policies by reaching out to our stockholders, as more fully described in Stockholder Outreach under “Executive Officer and Director Compensation—Compensation of Named Executive Officers” below, and enhancing our disclosures in our proxy statement. We plan to continue our dialogue with key stockholders and to consider feedback, including the results of this say-on-pay vote, as we administer our executive compensation program. Once again, this year we are asking our stockholders to approve the adoption, on a non-binding advisory basis, of a resolution approving the compensation of our named executive officers as required pursuant to Section 14A of the Exchange Act. The Board of Directors has decided to conduct the advisory say-on-pay vote once every year. Accordingly, the next such vote is expected to be held at our 2025 annual meeting of stockholders.

The section titled “Compensation of Named Executive Officers,” beginning on page 28 of this Proxy Statement, describes the Company’s executive compensation program in detail, and we encourage you to review it. The compensation tables and other narrative disclosures required by SEC rules can all be found in the related sections of the Proxy Statement, below. Since the vote on this proposal is advisory, it is not binding on the Company. Nonetheless, the Compensation Committee, which is responsible for approving the overall design and administration of certain aspects of the executive compensation program, will take into account the outcome of the vote when making future executive compensation decisions.

Our Board of Directors recommends that you approve the following resolution that will be submitted for a stockholder vote at the 2024 Annual Meeting in support of the Company’s executive compensation program:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and related narrative discussion, is hereby approved.

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Smaller Reporting Company Status

We qualify as a “smaller reporting company” under rules promulgated by the SEC. As a result, we are permitted to and rely on exemptions from certain disclosure requirements that are applicable to other companies that are not smaller reporting companies. Accordingly, we have included compensation information for only our principal executive officers during 2023 and our two next most highly compensated executive officers serving at 2023 fiscal year-end and have not included tabular compensation information other than the Summary Compensation Table and the Outstanding Equity Awards at 2023 Year End table or a compensation discussion and analysis of our executive compensation programs. We have, however, included an expanded discussion of compensation decisions with respect to our named executive officers under “Compensation of Named Executive Officers” below.

Our Named Executive Officers for 2023

Our named executive officers (“NEOs”) for the fiscal year ended December 31, 2023, were:

●	Michael Rossi, our President and Chief Executive Officer, who joined our Company on November 6, 2023;
●	Thomas Gad, our Founder, Chief Business Officer and Vice Chairman of our Board of Directors, who was our President, Interim Chief Executive Officer and Head of Business Development and Strategy until November 6, 2023;
●	Bo Kruse, our Executive Vice President, Secretary, Treasurer and Chief Financial Officer; and
●	Susan Smith, our Senior Vice President and Chief Commercial Officer.

On March 8, 2024, Mr. Kruse informed the Company of his intention to resign from the offices of Executive Vice President, Secretary, Treasurer and Chief Financial Officer effective as of the date the Company appoints his successor and such successor commences employment with the Company (the “Successor Effective Date”) and to resign from employment with the Company effective July 31, 2024 (the “Effective Date”). In the event the Successor Effective Date precedes the Effective Date, Mr. Kruse will continue to be employed by the Company as a non-executive employee through the Effective Date. Following the Effective Date, it is expected that Mr. Kruse will be available to the Company for a period of time to support the transition of his duties and responsibilities on behalf of the Company.

Compensation of Named Executive Officers

Compensation Philosophy

Our executive compensation program is designed to implement our compensation philosophy. The overall objectives of our executive compensation program are to:

●	attract, retain and motivate superior executive talent;
●	provide incentives that reward the achievement of performance goals that directly correlate to the enhancement of stockholder value, as well as to facilitate executive retention; and
●	align the executives’ interests with those of stockholders through long-term incentives linked to specific performance.

To accomplish these objectives, we:

●	provide a majority of compensation in the form of long-term incentives that tie our executives’ compensation directly to the performance of our stock and increased company value over time; and
●	structure our program so that the ultimate amount of compensation earned by our NEOs through paid bonuses and the intrinsic value of equity grants reflects overall business and individual performance.

To ensure our executive compensation program remains competitive, our Compensation Committee reviews comparative data with respect to base salary, target total cash and long-term equity incentives from a peer group, which is generally reviewed and approved annually, as well as from a broader market survey, in each case as provided by the Compensation Committee’s independent compensation consultant. The Compensation Committee generally targets the 50th percentile of the peer group for base salary and target total cash and between the 50th and 75th percentile for long-term equity incentives for our executive officers. The Compensation Committee may approve compensation above or below those stated targets based on experience, scope of position and individual performance.

Role of our Compensation Committee and Independent Compensation Consultant in Executive Compensation

Compensation Committee

Typically, the Compensation Committee meets quarterly, and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with the committee’s independent compensation consultant, Aon’s Human Capital Solutions practice, a division of Aon plc (“Aon”). The Compensation Committee meets regularly in executive session. From time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings.

On an annual basis, our Compensation Committee and Board of Directors approve the base salaries, cash incentive compensation awards, and grants of equity incentive awards for our executive officers. In determining the types and amount of such compensation to provide to our executive officers, our Compensation Committee considers compensation for comparable positions in the market, the importance of such positions to the organization, recommendations from Aon, the historical compensation levels of our executives, individual and corporate performance as compared to our expectations and objectives, the desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders, and a long-term commitment to our company.

Each year, the Compensation Committee, in consultation with our executive officers, recommends our corporate goals for approval by the Board of Directors. Achievement of these corporate goals is an important component of the information that our Compensation Committee uses in conducting its annual performance reviews of our executive officers and the target compensation opportunity of each executive officer is based, in part, on this review. Typically, at the end of each year or the beginning of the following year, the Compensation Committee and Board of Directors approve the amount of base salary and equity compensation for the coming year as well as cash incentive compensation for the current completed year.

Annual Compensation Decisions

The Compensation Committee consults with our Chief Executive Officer and Chief Financial Officer to determine the corporate and individual objectives that are used to measure the performance of our company and our executive officers. The Compensation Committee evaluates the performance of the Chief Executive Officer and Chief Financial Officer, and in January 2023 these evaluations were then used by the Committee to determine base salary for 2023 and cash bonuses for performance in 2022 for these executive officers. Performance evaluations of other employees, including our other executive officers, were performed by our Chief Executive Officer and Chief Financial Officer and reported to the Compensation Committee for determination of base salary for 2023 and cash bonuses for performance in 2022.

Compensation Consultant

Our Compensation Committee has the authority to retain, at our expense, compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation, and the Compensation Committee has direct responsibility for the appointment, compensation and oversight of any such consultant or adviser. The Compensation Committee assesses Aon’s independence on an annual basis, taking into consideration the six factors prescribed by the SEC and Nasdaq that bear upon the adviser’s independence, and concluded for fiscal year 2023 that no conflict of interest existed that would prevent Aon from independently advising the Compensation Committee. The Compensation Committee intends to continue to assess the independence of all compensation advisors consistent with applicable Nasdaq Listing Rules and rules and regulations under the Exchange Act.

While we compensate Aon for its services, Aon has no authority to make compensation decisions on behalf of the Compensation Committee or our company. From time to time, representatives from Aon may attend Compensation Committee meetings either in person or via conference call as deemed appropriate by the Chair of the Compensation Committee. Our executive officers provide historical data to Aon and reviews reports from Aon for accuracy. The Compensation Committee communicates directly with Aon to oversee preparation of the competitive analyses of compensation for our executive officers and our non-employee director compensation and in the development of Aon’s recommendations for compensation of our executive officers and non-employee directors.

Our Compensation Committee has considered compensation information provided in fiscal years 2018 through 2023 by Aon in determining cash compensation and equity awards for our executive officers and directors. Specifically, during fiscal year 2023, Aon provided the following services to the Compensation Committee:

●	reviewed and provided recommendations on the composition of the peer group used in the competitive analyses of compensation of our executive officers and our non-employee directors;
●	provided compensation data related to executives at our peer group based on data from SEC filings and the Aon Global Life Sciences Survey;
●	conducted a competitive review of the compensation of our executive officers, including advising on the design and structure of our equity incentive compensation program;
●	prepared an analysis of our share usage under our 2018 Equity Incentive Plan (the “2018 Plan”), in comparison to our peer group based on data from SEC filings; and
●	prepared an analysis of our non-employee director compensation in comparison to our peer group based on data from SEC filings and provided recommendations with respect to our non-employee director compensation policy.

Aon also advises on our shareholder engagement with respect to our executive compensation program. Other than such shareholder engagement services, Aon does not provide any services to the Company other than advising on executive officer and director compensation. In 2023, Aon’s engagement fee was $138,600. In February 2024, the Compensation Committee determined that Aon is independent from management and that Aon’s work has not raised any conflicts of interest.

Use of Market Data

Our Compensation Committee believes it is important to understand the relevant market for executive compensation to inform its decision-making and ensure that our compensation program for executive officers attracts and retains key talent. Accordingly, the Compensation Committee, working with Aon, has developed a group of peer companies to inform the Company’s executive compensation decisions, which is reviewed annually to ensure that the companies constituting the peer group continue to provide meaningful and relevant compensation comparisons.

With the assistance of Aon, the Compensation Committee identified public companies in the biotechnology sector in the early commercial stage of development, with preference given to companies focused on oncology and immunology. The Compensation Committee considered companies meeting those criteria with:

●	a market capitalization of between approximately $300 million and $2.4 billion (representing approximately one-third (1/3) to three (3) times Y-mAbs’ thirty (30)-day average market value at the time the peer group was approved);
●	revenue of under $350 million; and
●	between approximately sixty (60) and 600 employees.

The peer group approved by our Compensation Committee in August 2022 for fiscal year 2023 (the “Peer Group”) consisted of the nineteen (19) companies set forth below.

Agios Pharmaceuticals, Inc.	G1 Therapeutics, Inc.	Reata Pharmaceuticals
Arcus Biosciences, Inc.	Heron Therapeutics, Inc.	Revance Therapeutics, Inc.
Atara Biotherapeutics, Inc.	ImmunoGen, Inc.	Rhythm Pharmaceuticals, Inc.
BioCryst Pharmaceuticals	Iovance Biotherapeutics, Inc.	Rigel Pharmaceuticals, Inc.
ChemoCentryx, Inc.	Karyopharm Therapeutics Inc.	TG Therapeutics, Inc.
Deciphera Pharmaceuticals, Inc.	MacroGenics, Inc.	Travere Therapeutics, Inc.
Esperion Therapeutics, Inc.

In its annual review and approval of executive compensation, the Compensation Committee considers data from the Peer Group, as well as broader market survey data, provided by Aon with respect to base salary, target total cash compensation and long-term equity incentives.

Stockholder Outreach

As part of our diligence to best ensure that our compensation philosophy and practices align with market and industry practices, we engage with our shareholders. In January 2024, our Chief Executive Officer, the Chair of our Compensation Committee and our General Counsel reached out to institutional holders of over 45% of the outstanding shares of our common stock to engage in discussions, and we met with institutional holders of over 12% of the outstanding shares of our common stock. We plan to engage in discussions throughout the year going forward. See “2023 Say-on-Pay Vote” below for additional information about our stockholder outreach.

Components of Executive Compensation

The principal components of our executive compensation program for all our named executive officers are (i) base salary, (ii) performance-based annual cash incentive compensation and (iii) long-term equity incentives. Beyond the competitive compensation data provided by Aon for purposes of benchmarking our equity grant values and targets, our bonus targets and structure, our total direct compensation, our target incentive opportunities and our base salaries and target total cash compensation, we have not adopted any formal guidelines for allocating total compensation between long-term and short-term compensation, cash compensation and non-cash compensation, or among different forms of non-cash compensation.

Base Salary

We set our executive base salaries to be competitive in the industry for individuals of similar experience and expertise with the purpose of incentivizing and driving performance toward specified expectations. We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our named executive officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary. For additional information regarding the employment agreements of our named executive officers, see the subsection herein entitled “— Employment Agreements.”

In 2022, we paid annual base salaries of $525,900 to Mr. Gad, $480,200 to Mr. Kruse and $400,000 to Ms. Smith.

Based on the recommendation of Aon and review of competitive market data, the Compensation Committee and the Board determined to increase Mr. Gad’s and Mr. Kruse’s annual base salaries to $557,454 and $489,804, respectively, with effect as of January 1, 2023. Mr. Kruse is based in Denmark and compensated in Danish krone, and his 2023 salary in Danish krone was 3,415,011, reflecting an exchange rate from Danish krone to U.S. dollars of 6.9722:1, which was the rate at the time of his Board approved compensation increase. Ms. Smith’s annual base salary was increased to $416,000 effective January 1, 2023. Consistent with our compensation philosophy, the base salary approved for each of the named executive officers was at approximately the 50th percentile of the Peer Group.

In addition, in 2022, the Compensation Committee determined to pay Mr. Gad an additional gross monthly base salary amount of $10,000, beginning on April 22, 2022, in consideration of his service as our Interim Chief Executive Officer. The Compensation Committee determined to increase the gross monthly amount paid to Mr. Gad for services as our Interim Chief Executive Officer to $10,600, effective as of January 1, 2023, and Mr. Gad received this base salary until November 6, 2023 when Mr. Rossi joined our Company as President and Chief Executive Officer, at which point Mr. Gad ceased to receive the additional gross monthly salary amount. Based on the recommendation of Aon and review of competitive market data, the Compensation Committee determined to provide Mr. Rossi with an annual base salary of $705,600, which was at approximately the 50th percentile of the Peer Group.

In January 2024, based on the recommendation of Aon and review of competitive market data, the Compensation Committee and the Board determined to increase Mr. Gad’s and Mr. Kruse’s annual base salaries to $579,752 and $519,370, respectively, with such increases effective as of January 1, 2024. Mr. Kruse’s base salary for 2024 reflects a 4% increase to his 2023 base salary, and was determined by the Compensation Committee and the Board based on the Danish krone amount of Mr. Kruse’s 2023 base salary. We have calculated the U.S. dollar amount of Mr. Kruse’s 2024 base salary based on an exchange rate from Danish krone to U.S. dollars of 6.8383:1, which was the average translation rate for January 2024. The Compensation Committee determined to increase Ms. Smith’s annual base salary to $432,640 effective January 1, 2024. Consistent with our compensation philosophy, the base salary approved for each of these named executive officers was at approximately the 50th percentile of our peer group. Given that Mr. Rossi joined our Company in November 2023, his annual base salary was not increased for 2024.

Performance-based Annual Cash Incentive Compensation

Our annual cash incentive compensation plan for the year ended December 31, 2023 (the “2023 Cash Bonus Plan”) compensated and rewarded successful achievement of both short-term financial and non-financial goals that were closely aligned with the long-term goals of the Company. In 2023, cash bonus opportunities awarded to all named executive officers, other than Mr. Rossi, who did not join the company until November 2023, were performance-based with predetermined performance targets that were established early in the year and picked because their achievement would continue to generate revenue for the Company and foster the development and growth of long-term assets necessary for the Company’s continued development. The 2023 Cash Bonus Plan metrics and weightings, as well as the weighted payout percentage for the Company’s actual achievement were as follows:

		ACTUAL PAYOUT
METRIC	WEIGHTING	PERCENTAGE
Danyelza Product Revenue	30%	46%
U.S. net product revenue	25%	34%
International net product revenue	5%	12%

Medical Affairs Objectives	10%	10%
KOL scientific engagements	4%	4%
Publications submitted	4%	4%
Meet Global Pharmacovigilance (PV) and Safety Requirements	2%	2%

SADA Clinical Development Objectives*	30%	30%
CD38-SADA IND	15%	15%
GD2-SADA Phase I Part A (clear cohorts one and two)	7.5%	7.5%
GD2-SADA Phase I Part A (clear cohort three)	7.5%	7.5%

Business Development Objectives	15%	8%
Enter new partnership	7%	0%
DANYELZA China launch	5%	5%
DANYELZA Brazil approval	3%	3%

Operating Efficiency	10%	10%
Cash burn and operating expenditures	5%	5%
Complete Restructuring announced in January 2023	5%	5%

*The Compensation Committee and the Board of Directors had initially included one additional IND submission (which accounted for 5% of the total award opportunity) in the clinical development objectives for 2023; however, following the January 2023 restructuring announcement and to align with the Company’s revised business strategy, the Board of Directors, in its discretion, removed the objective as the IND was prepared but the submission was delayed in line with the January 2023 updated business strategy. In consideration of the removal of this goal, the Compensation Committee, in its discretion, determined to add a corresponding 5.26% to the total payout percentage.

Based on the foregoing, in January 2024, our Compensation Committee determined that our corporate performance objectives for 2023 had been achieved at a payout percentage level of 109%. The target incentive cash bonus opportunity for our named executive officers in 2023 as a percentage of base salary was 65%, 50%, 50% and 35% for Mr. Rossi, Mr. Gad, Mr. Kruse and Ms. Smith, respectively. The table below illustrates the calculation of the incentive cash bonuses paid to our named executive officers other than Mr. Rossi in light of these performance results and the cash incentive bonus paid to Mr. Rossi pursuant to the terms of his employment agreement.

		Target	Target Bonus		2023 Cash Bonus
Name	Base Salary	Bonus %	Amount	Approved Bonus %	Plan Payout
Michael Rossi(1)	$705,600	65	$71,623	100	$71,623
Thomas Gad(2)	$664,899	50	$332,450	109	$362,370
Bo Kruse(3)	$489,804	50	$244,902	109	$272,170
Susan Smith	$416,000	35	$145,600	109	$158,704

(1) Because Mr. Rossi joined the Company in November 2023, the Compensation Committee and Board of Directors determined that his cash incentive bonus for 2023 would be paid at the target amount and prorated based on days worked within the year, conditioned on continuous employment with the Company through December 31, 2023.

(2)

Mr. Gad’s 2023 target bonus amount was based on his salary earned in 2023, which included his base salary plus the additional monthly amounts paid to him for his service as Interim Chief Executive Officer from January 1, 2023 until November 6, 2023.

(3)

Mr. Kruse is based in Denmark and compensated in Danish krone. The amount reported in the “2023 Cash Bonus Plan Payout” represents the amount paid to Mr. Kruse based on an exchange rate from Danish krone to U.S. dollars of 6.8383:1, which was the average monthly exchange rate for January 2024, when the bonus was paid. If the amount was calculated based on the exchange rate from Danish krone to U.S. dollars of 6.9722:1, which was the rate at the time when the Board approved his compensation increase, the amount would have been $266,943.

From time to time, our Compensation Committee and Board of Directors have approved discretionary annual cash bonuses to our executive officers with respect to their prior year performance, however they did not do so in 2023.

Cash Sign-on Bonus Awards

From time to time, we may award sign-on bonuses in connection with the commencement of a named executive officer’s employment with us. Sign-on bonuses are used only when necessary to attract highly skilled officers to the Company. Generally, they are used to provide an incentive to candidates to leave their current employers or may be used to offset the loss of unvested compensation that they may forfeit as a result of leaving their current employers. Sign-on bonuses are typically subject to a clawback obligation if the officer voluntarily terminates his or her employment with us prior to the first anniversary of the employment commencement date.

In 2023, we awarded a sign-on bonus in the amount of $300,000 to Mr. Rossi. Mr. Rossi’s sign-on bonus is subject to clawback if Mr. Rossi’s employment with us terminates for any reason, other than a termination by us without cause, prior to November 6, 2024.

Long-term Equity Incentives

We believe that equity grants provide our named executive officers with a strong link to our long-term performance, create an ownership culture, and help to align the interests of our named executive officers and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our named executive officers to remain in our employment during the vesting period. Accordingly, our Compensation Committee periodically reviews the equity incentive compensation of our executive officers and from time to time based on recommendations of Aon may grant equity incentive awards to them in the form of restricted stock units (“RSUs”) or stock options under our 2018 Plan, which may be granted as either incentive stock options or non-statutory stock options. We may also grant other stock-based awards under the 2018 Plan. We generally grant annual equity awards at the beginning of each fiscal year for our executive officers.

Description of Equity Awards

Historically, we have provided long-term equity incentives to our executive officers in the form of stock options. In 2023, based on the recommendation of Aon and review of market data, our Compensation Committee and Board of Directors determined to shift to a mix of stock options and RSUs for annual long-term equity incentive awards. Accordingly, in 2023, 81% of the total value of the long-term annual equity incentive award made to Messrs. Gad and Kruse was in the form of a stock option and 19% of the total value of the long-term annual equity incentive award made to Messrs. Gad and Kruse was in the form of RSUs. With respect to Ms. Smith, 73% of the total value of the long-term annual equity incentive award was in the form of a stock option and 27% was in the form of RSUs. The Compensation Committee and Board of Directors believed this mix of equity awards would serve as a more effective tool to motivate and retain our executives, while managing our dilution and supporting alignment of our executives’ interests with those of our stockholders.

In December 2022, the Compensation Committee and the Board of Directors determined to shift the timing of approval of annual grants under our 2018 Plan from the anniversary date of each employee’s first grant to the first quarter of the coming fiscal year. This resulted in the December 2022 anniversary grants being granted in January 2023. On January 17, 2023, based on the recommendation of Aon and a review of market data, the Compensation Committee and the Board of Directors approved the grant under the 2018 Plan to Mr. Gad, Mr. Kruse and Ms. Smith of options to purchase 242,200, 70,100 and 35,700 shares of common stock, respectively, at an exercise price of $4.70 per share, and RSU awards covering 40,500, 11,700 and 17,800 shares of common stock, respectively. The awards made on January 17, 2023 represented the executives’ respective annual grants for the 2023 fiscal year, which were granted in connection with the strategic restructuring plan that was announced in January 2023 and as part of a retention plan for all employees. On January 26, 2023, Ms. Smith was granted options to purchase 32,000 shares of common stock at an exercise price of $4.55 per share. This award represented Ms. Smith’s annual anniversary grant for the 2022 fiscal year. While our Compensation Committee generally targets the 50th percentile in relation to the Peer Group with respect to annual equity awards, in 2023, based on the recommendation of Aon and a review of market data and due to the lower accounting value of equity awards at the then-current share price, the value of these awards to each of Mr. Gad, Mr. Kruse and Ms. Smith was set at approximately the 75th percentile in relation to the Peer Group.

The shares subject to each option will vest and become exercisable based on our “Standard Option Vesting Schedule” of 25% on the one-year anniversary of the date of grant, and 1/48 of the total shares subject to the option award vesting on the same day of the month as the grant date over the course of the next three (3) years, subject to the named executive officer’s continued service on each vesting date. The RSUs vest in three (3) equal annual increments each, of one-third (1/3) of the total number awarded on the first, second, and third anniversary of the date of grant, subject to the named executive officer’s continued service on each vesting date (our “Standard RSU Vesting Schedule”).

Pursuant to the terms of his negotiated employment agreement, the Compensation Committee and the Board of Directors approved the grant under the 2018 Plan to Mr. Rossi, effective November 6, 2023, the day he joined the Company, of an option to purchase 615,240 shares of common stock. In addition, in connection with Mr. Rossi’s appointment as our President and Chief Executive Officer, and in consideration of his service as Interim Chief Executive Officer, the Compensation Committee and the Board of Directors approved the grant under the 2018 Plan to Mr. Gad, effective November 6, 2023, of an option to purchase 75,000 shares of common stock. The exercise price for each option was $5.75 per share. Each option vests and becomes exercisable based on our Standard Option Vesting Schedule.

In 2024, we again awarded a mix of stock options and RSUs to our executive officers. Based on the recommendation of Aon and review of market data, our Compensation Committee and Board of Directors determined to award 82% of the total value of the long-term annual equity incentive awards made to Messrs. Gad and Kruse in the form of a stock option and 18% of the total value of the long-term annual equity incentive awards made to Messrs. Gad and Kruse in the form of RSUs. With respect to Ms. Smith, 60% of the total value of the long-term annual equity incentive award was in the form of a stock option and 40% was in the form of RSUs.

Based on the recommendation of Aon and a review of market data, on January 18, 2024, Mr. Gad, Mr. Kruse and Ms. Smith received options to purchase 132,500, 108,900 and 35,700 shares of common stock, respectively, at an exercise price of $9.83 per share and RSU awards covering 22,100, 18,100 and 17,800 shares of common stock, respectively. Consistent with our compensation philosophy, in 2024 the Board reverted to setting the value of the awards to each of Mr. Gad, Mr. Kruse and Ms. Smith at approximately the 50th percentile in relation to the Peer Group. The shares subject to each option will vest and become exercisable in accordance with our Standard Option Vesting Schedule and the RSUs will vest in accordance with our Standard RSU Vesting Schedule.

Pursuant to the terms of his employment agreement, on February 12, 2024, our Compensation Committee granted Mr. Rossi an option under the 2018 Plan to purchase 214,200 shares of common stock, at an exercise price of $14.36 per share and an RSU award covering 35,700 shares of common stock. The option will vest and become exercisable in accordance with our Standard Option Vesting Schedule and the RSUs will vest in accordance with our Standard RSU Vesting Schedule. In addition, on February 12, 2024, to further incentivize Mr. Rossi, and taking into account Mr. Rossi’s performance and contributions and the positive feedback from investors and related positive impact on our stock price since Mr. Rossi stepped into the position of President and Chief Executive Officer, our Compensation Committee determined to award Mr. Rossi a performance-based RSU (“PRSU”) covering 54,000 shares of common stock. The PRSU will vest in three (3) equal annual increments of one-third (1/3) of the total number awarded on the first, second, and third anniversary of the date of grant, in each case, subject to the average closing price of the Company’s common stock over the preceding thirty (30) trading days being equal to or greater than $10.00 per share and to Mr. Rossi’s continued employment on each vesting date.

All options granted to the named executive officers in 2023 and to date in 2024 were granted at an exercise price no less than the closing sale price of our common stock on the Nasdaq Global Select Market on the date of grant and expire 10 years from the date of grant. None of the options granted to the named executive officers provide for tax reimbursements or tax gross-ups.

Clawback Policy

In November 2023, our Board of Directors adopted an incentive compensation recoupment policy (“Clawback Policy”) that complies with the new listing standards adopted by Nasdaq that implement the SEC rules regarding the recoupment of incentive compensation under the Dodd-Frank Wall Street Reform and Consumer Protection Act and applies to our current and former executive officers (as defined in applicable SEC rules). The Clawback Policy requires the company to recover from covered executive officers the amount of erroneously awarded compensation resulting from an accounting restatement due to the material noncompliance of the company with any financial reporting requirement under the securities laws. The Clawback Policy applies to incentive compensation that is received by a covered officer on or after October 2, 2023.

In addition, as a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our CEO and CFO may be legally required to reimburse our company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002.

2023 Say-on-Pay Vote

At our annual meeting of stockholders in 2023, approximately 73% of the votes cast on the advisory vote on named executive officer compensation, as reflected in our proxy statement for the year ended December 31, 2022, supported the proposal. Our Compensation Committee values the opinions of our stockholders, and we believe that the feedback we receive from our stockholders is important to consider in the course of making decisions with respect to our executive compensation program. In addition to our annual advisory vote on executive compensation, we are committed to ongoing engagement with our stockholders on executive compensation and corporate governance issues.

In light of the voting results in 2023, in January 2024, our Chief Executive Officer, the Chair of our Compensation Committee and our General Counsel reached out to institutional holders of over 45% of the outstanding shares of our common stock. They then met with institutional holders of over 12% of the outstanding shares of our common stock to discuss our executive compensation program and other topics of interest to them, including our corporate governance, to gain a better understanding of their views on these topics and ways in which we could enhance the disclosures in our proxy statement to better demonstrate our alignment with their input.

In response to stockholder feedback received during our outreach conducted in the first quarter of 2024, we determined to include additional detail in this Proxy Statement regarding our Peer Group and how we determine the compensation of our named executive officers. The Compensation Committee believes, based on the recommendations of Aon, that our compensation program is consistent with market and industry practice and our pay for performance philosophy. Our Compensation Committee is committed to continuing to evaluate our compensation program and review stockholder feedback going forward. Previously, during 2022, as a result of the relatively low support for our advisory vote on named executive officer compensation, our Compensation Committee determined to make certain changes to our executive compensation program. In particular, we eliminated the so-called “single trigger” vesting acceleration benefit for stock options going forward so that any stock option granted to our executive officers on or after September 28, 2022 no longer automatically fully vests or becomes immediately exercisable in the event of a change in control. In addition, we changed the vesting terms for stock options going forward so vesting of stock options granted to our executive officers on or after September 28, 2022 no longer automatically continues after a termination of service of the named executive officer irrespective of the reasons for the termination of service. In 2023, we continued to implement these changes and further modified the structure of our long-term equity incentive awards as described above under “Long-Term Equity Incentives.”

Our Compensation Committee will continue to monitor the outcome of the advisory vote on named executive officer compensation at the Annual Meeting and will consider the voting results in future executive compensation decisions.

Summary Compensation Table

The following table provides information regarding the compensation paid to or earned by our four (4) named executive officers for each of the years indicated:

						Non-equity
				Stock	Option	Incentive Plan	All Other
		Salary $	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(2)	($)(3)	($)(4)	($)
Michael Rossi(5)	2023	109,582	371,623	—	2,629,348	—	—	3,110,553
President and Chief Executive Officer

Thomas Gad(6)	2023	664,899	—	190,350	1,152,506	362,370	84,358	2,454,483
Founder, Chief Business Officer and Vice Chairman of the Board of Director	2022	605,900	—	—	388,200	356,860	84,736	1,435,695

Bo Kruse(7)	2023	489,804	—	54,990	240,800	272,170	358	1,058,122
Executive Vice President, Secretary, Treasurer and Chief Financial Officer	2022	480,200	—	—	463,500	204,085	736	1,148,521

Susan Smith	2023	416,000	—	83,660	228,915	158,704	—	887,279
Senior Vice President and Chief Commercial Officer	2022	400,000	170,000	—	123,600	140,000	—	833,600

(1)	The amounts reported in the “Bonus” column for 2023 represent: (i) a sign-on bonus of $300,000 for Mr. Rossi, which was earned and paid in November 2023, and (ii) an incentive bonus of $71,623 for Mr. Rossi, which was earned in December 2023 and paid in January 2024. For additional information about the amounts paid to Mr. Rossi in 2023, see “Compensation of Named Executive Officers—Components of Executive Compensation—Performance-Based Annual Cash Compensation” and “Compensation of Named Executive Officers—Components of Executive Compensation—Sign-on Bonuses.”
(2)	Amounts represent the aggregate grant date fair value of RSU awards or option awards, as applicable, granted during the year measured pursuant to Financial Accounting Standard Board Accounting Standards Codification Topic 718 (“Topic 718”), the basis for computing stock-based compensation in our financial statements. The assumptions we used in valuing options are described in Note 11 to our financial statements included in our Annual Report. These amounts do not reflect the actual economic value that will be realized by the named executive officer upon vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options. The calculation assumes that the named executive officer will perform the requisite service for the award to vest in full as required by the SEC.
(3)	The amounts reported in this column represent performance-based annual bonuses paid to our named executive officers pursuant to our 2023 Cash Bonus Plan in January 2024 for performance during 2023. See “Compensation of Named Executive Officers—Components of Executive Compensation—Performance-Based Annual Cash Incentive Compensation.”
(4)	The amounts in this column for 2023 include: for Mr. Gad, a monthly housing allowance of $7,000 to cover rental expenses associated with the U.S. residence for Mr. Gad, and $358 in accident insurance premiums; and for Mr. Kruse, $358 in accident insurance premiums.
(5)	Mr. Rossi joined our Company effective November 6, 2023. He serves as a member of our Board of Directors but does not receive any additional compensation for his service as a director.
(6)	Mr. Gad’s base salary for 2023 includes two components: an annual salary in the amount of $557,454 and an additional payment of $10,600 per month for his service as our Interim Chief Executive Officer calculated through November 6, 2023. He serves as a member of our Board of Directors but does not receive any additional compensation for his service as a director.
(7)	Mr. Kruse is based in Denmark and paid in Danish krone. The amount reported in the “Non-Equity Incentive Plan Compensation” column for 2023 represents the amount paid to Mr. Kruse based on an exchange rate from Danish krone to U.S. dollars of 6.8383:1, which was the average monthly exchange rate for January 2024, when the bonus was paid. If the amount was calculated based on the exchange rate from Danish krone to U.S. dollars of 6.9722:1, which was the rate at the time of his Board approved 2023 compensation increase, the amount would have been $266,943.

Narrative Disclosure to Summary Compensation Table

Employment Agreements with our Named Executive Officers and Potential Payments and Benefits Upon Termination or Change of Control

Employment Agreements

We have entered into employment agreements with each of our named executive officers. Such agreements are summarized below.

Michael Rossi

In connection with his appointment as President and Chief Executive Officer, Mr. Rossi entered into an employment agreement (the “Employment Agreement”) with us on October 17, 2023. The employment agreement establishes Mr. Rossi’s title, his base salary, the terms of his signing bonus and initial equity grant and a grant he will be eligible to receive in fiscal year 2024, his eligibility for an annual bonus, and his eligibility for benefits and also provides for certain benefits upon termination of his employment under specified conditions. Mr. Rossi is eligible to receive an annual bonus with a target of sixty five percent (65%) of his base salary, subject to review and adjustment by us from time to time.

Mr. Rossi’s employment is “at will.” Either we or Mr. Rossi may terminate his employment at any time with or without cause or advance notice, subject to the terms and conditions of the Employment Agreement. In the event we terminate his employment without “Cause” (as defined below) or Mr. Rossi terminates his employment with us for “Good Reason” (as defined below), then, conditioned upon his execution and non-revocation of a separation agreement and release of claims in a form satisfactory to us, Mr. Rossi will be eligible to receive the following severance benefits: (1) an amount equal to his then current base salary for twelve months, paid pursuant to an installment schedule set forth in the Employment Agreement; (2) if not yet paid, the amount of his annual cash bonus for the immediately preceding calendar year, paid at the same time as such annual cash bonus would be paid if he had remained employed by us; (3) an amount equal to the annual cash bonus target for the calendar year in which the termination occurs, pro-rated based on days worked within the year; (4) acceleration of any equity awards that are subject to a time-based vesting schedule as if he had remained continuously employed by us for twelve months following the date of the termination; and (5) provided Mr. Rossi timely elects continued coverage under COBRA, payment by us of the COBRA premiums necessary to continue his health insurance coverage in effect on the termination date (the “COBRA Premiums”) beginning on the date of his separation from service and ending on the earliest to occur of (a) twelve months following the date of his separation from service, (b) the date he becomes eligible for group health insurance coverage through a new employer or (c) the date he ceases to be eligible for COBRA coverage for any reason.

In the event Mr. Rossi is terminated by us without “cause” or terminates his employment for “good reason” upon or within twelve months following a Change in Control (as defined in the Employment Agreement), then, conditioned upon his execution and non-revocation of a separation agreement and release of claims in a form satisfactory to us, Mr. Rossi will be entitled to the following change in control severance benefits: (1) an amount equal to his then current base salary for eighteen months, paid in a lump sum; (2) provided Mr. Rossi timely elects continued coverage under COBRA, payment by us of COBRA Premiums beginning on the date of his separation from service and ending on the earliest to occur of (a) eighteen months following the date of his separation from service, (b) the date he becomes eligible for group health insurance coverage through a new employer or (c) the date he ceases to be eligible for COBRA coverage for any reason; (3) a bonus equivalent to 150% of his annual bonus target for the year in which such termination occurs, payable in lump sum; and (4) full acceleration of (a) the vesting of any service or time-based vesting conditions of his then outstanding equity awards and (b) the vesting of any performance conditions of his then outstanding equity awards at 100% of the target level of achievement, in each case as of later of the date of Mr. Rossi’s termination or the effectiveness of the change in control.

We also have the right to terminate Mr. Rossi’s employment at any time for “cause,” and his employment with us may be terminated due to his death or disability or he may resign at any time without “good reason.” Any such termination or resignation is a non-qualifying termination. If Mr. Rossi becomes subject to a non-qualifying termination, he will cease vesting in any then outstanding equity awards, all payments of compensation by us to him will terminate immediately (except as to amounts already earned), and he will not be entitled to receive the severance benefits, change in control severance benefits or any other severance compensation or benefits. Notwithstanding the foregoing, if Mr. Rossi dies while employed by us, his estate will be entitled to receive an amount equal to six months of his then-current base salary, payable in lump sum.

For purposes of the Employment Agreement, the term “cause” means (a) conviction of (or plea of guilty or no contest to) any felony or any crime involving moral turpitude; (b) participation in any fraud, act of material dishonesty or act of intentional and willful misconduct against us; (c) intentional damage or willful misappropriation of any property of ours that in any case has a material adverse effect us; (d) material breach of any fiduciary, statutory or contractual duty owed to us and failure to cure such breach within fifteen days of receiving written notice of such breach, if curable; (e) regular and willful failure to diligently and successfully perform his assigned duties under the Employment Agreement; (f) failure to cooperate with us in any investigation or proceeding by any governmental or similar authority or as otherwise authorized by the Board of Directors or a committee thereof; or (g) being found liable in an action instituted by the SEC or disqualification by the SEC, the US Food & Drug Administration or the European Medicines Agency or other regulatory agency from serving in his capacity as our Chief Executive Officer.

For purposes of the Employment Agreement, the term “good reason” means any of the following actions taken by us without Mr. Rossi’s consent: (a) any reduction in Mr. Rossi’s base salary; or (b) a material reduction in Mr. Rossi’s duties (including responsibilities and/or authorities), provided, however, that a change in job position shall not be deemed a “material reduction” in and of itself unless Mr. Rossi’s new duties are materially reduced from the prior duties; and provided further that a change in duties due to our becoming a division, subsidiary or other similar part of a larger organization shall not be deemed a “material reduction” in and of itself unless such new duties are materially reduced from the prior duties; or (c) relocation of Mr. Rossi’s principal place of employment to a place that increases Mr. Rossi’s one-way commute by more than fifty (50) miles as compared to Mr. Rossi’s then-current principal place of employment immediately prior to such relocation. Each of the foregoing events is subject to specified notice and cure periods.

Mr. Rossi has also agreed pursuant to an Employee Confidential Information and Inventions Assignment Agreement not to disclose our confidential and proprietary information and to assign to us related intellectual property developed during the course of her employment and to non-competition and non-solicitation of our employees and third parties with whom we do business for one (1) year after termination of employment.

Thomas Gad

In April 2016, we entered into a service agreement with Mr. Gad. The service agreement establishes Mr. Gad’s title, his base salary, his eligibility for an annual bonus, and his eligibility for benefits and also provides for certain benefits upon termination of his employment under specified conditions. Mr. Gad is eligible to receive an annual bonus with a target of fifty percent (50%) of his base salary. Mr. Gad’s employment under the service agreement continues until terminated by us or Mr. Gad. We may terminate Mr. Gad’s employment for any reason with twelve (12) months’ notice and Mr. Gad may terminate his employment with six (6) months’ notice.

Under the terms of the service agreement, if Mr. Gad’s employment is terminated by us without “cause”, as defined in his service agreement, and, subject to Mr. Gad’s execution of a release in form and substance satisfactory to us, we have agreed to continue to pay his then-existing base salary for a period of twelve (12) months, and all benefits set forth in the service agreement, for one (1) full year commencing with the day following the final day of the 12-month notice period such that the total amount of pay shall be twenty-four (24) months of his then-existing base salary, starting from the date of such termination notice.

As defined in Mr. Gad’s service agreement, “cause” means (1) Mr. Gad’s fraudulent, unlawful, grossly negligent or willful misconduct in connection with his duties to us, (2) conduct by Mr. Gad which is materially injurious to the business or reputation of us or any of our affiliated entities or any of their respective partners or members, or (3) Mr. Gad’s conviction of (or plea of nolo contendere to) a felony.

Mr. Gad has also agreed pursuant to his service agreement (1) not to compete with us in the United States, Denmark, or any other territory or country where we maintain employees, own property or otherwise conduct business, during his employment and for a period of (a) one (1) year after the termination of his employment in the event that Mr. Gad terminates his employment or (b) six (6) months after the termination of his employment in the event that we terminate Mr. Gad’s employment, (2) not to solicit our employees during his employment and for a period of (a) one (1) year after the termination of his employment in the event that Mr. Gad terminates his employment or (b) six (6) months after the termination of his employment in the event that we terminate Mr. Gad’s employment, (3) not to disclose our confidential and proprietary information and (4) to assign to us related intellectual property developed during the course of his employment.

Bo Kruse

In January 2016, we entered into a service agreement with Mr. Kruse. The service agreement establishes Mr. Kruse’s title, his base salary, his eligibility for an annual bonus, and his eligibility for benefits and also provides for certain benefits upon termination of his employment under specified conditions. Mr. Kruse is eligible to receive an annual bonus with a target of fifty percent (50%) of his base salary. Mr. Kruse’s employment under the service agreement continues until terminated by us or Mr. Kruse. We may terminate Mr. Kruse’s employment for any reason with twelve (12) months’ notice and Mr. Kruse may terminate his employment with six (6) months’ notice.

Under the terms of the service agreement, if Mr. Kruse’s employment is terminated by us without “cause”, as defined in his service agreement, we have agreed to continue to pay his then-existing base salary for a period of twelve (12) months, and all benefits set forth in the service agreement, for one full year commencing with the day following the final day of the 12-month notice period such that the total amount of pay shall be twenty-four (24) months of his then-existing base salary, starting from the date of such termination notice.

As defined in Mr. Kruse’s service agreement, “cause” means actions on the part of Mr. Kruse which constitute gross negligence or willful misconduct in performance or non-performance of his duties or material breach of the services agreement by Mr. Kruse as long as such material breach is not caused by us.

Mr. Kruse has also agreed pursuant to the service agreement (1) not to disclose our confidential and proprietary information and (2) to assign to us related intellectual property developed during the course of his employment. Mr. Kruse is employed by our Danish subsidiary.

On March 8, 2024, Mr. Kruse informed the Company of his intention to resign from the offices of Executive Vice President, Secretary, Treasurer and Chief Financial Officer effective as of the Successor Effective Date and to resign from employment with the Company as of the Effective Date. In the event the Successor Effective Date precedes the Effective Date, Mr. Kruse will continue to be employed by the Company as a non-executive employee through the Effective Date. Following the Effective Date, it is expected that Mr. Kruse will be available to the Company for a period of time to support the transition of his duties and responsibilities.

Susan Smith

We have entered into an employment agreement with Ms. Smith pursuant to which Ms. Smith is employed as our Senior Vice President and Chief Commercial Officer, effective as of January 1, 2022.

The employment agreement establishes Ms. Smith’s title, her base salary, her eligibility for an annual bonus, and her eligibility for benefits and also provides for certain benefits upon termination of her employment under specified conditions. Ms. Smith is eligible to receive an annual bonus of up to thirty-five percent (35%) of her base salary.

Ms. Smith’s employment under the employment agreement continues for periods of one (1) year that are automatically renewed in the absence of ninety (90) days’ prior written notice of non-renewal by either us or Ms. Smith. Ms. Smith may also voluntarily terminate her employment with us at any time upon ninety (90) days’ prior written notice. We may terminate the employment agreement Ms. Smith’s employment “for cause” (as defined in the employment agreement) upon thirty (30) days’ prior written notice. In these situations, we are not required to provide Ms. Smith with any severance payments or benefits.

Ms. Smith has agreed pursuant to the employment agreement not to disclose our confidential and proprietary information and to assign to us related intellectual property developed during the course of her employment.

Pursuant to her employment agreement, Ms. Smith may terminate her employment with us for any reason, on one (1) month’s written notice within twelve (12) months following a “change of control”. Further, any termination by us, unless caused by material breach by Ms. Smith, within twelve (12) months following a change of control shall also be deemed a termination by Ms. Smith due to a change of control. In these situations, we have agreed to pay to Ms. Smith, in addition to her usual salary up to the date of termination, and any other claims for compensation that may exist a single lump-sum payment in an amount equal to Ms. Smith’s highest monthly base salary paid in any one month during the preceding twelve (12) month period multiplied by six (6), plus Ms. Smith ‘s annual bonus received during the preceding year.

Further, in the event of a change of control, Ms. Smith’s outstanding stock options granted before September 28, 2022 shall become fully and immediately vested.

A “change of control” generally means (1) the acquisition by a person or entity of more than fifty percent (50%) of our combined voting power (except a change in ownership as a result of a private financing of us that is approved by our Board of Directors), (2) the change in effective control of us which occurs on the date that a majority of members of our Board of Directors is replaced during any twelve (12) month period by directors whose appointment of election is not endorsed by a majority of the members of our Board of Directors prior to the date of the appointment or election (if any person or entity is considered to be in effective control of us, the acquisition of additional control of us by the same person or entity will not be considered a change of control), and (3) the acquisition by a person or entity of a substantial portion of our assets with a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of our assets immediately prior to such acquisition.

Potential Payments and Benefits Upon Termination or Change of Control

Cash payment and benefits

In the event of a termination without “cause,” our named executive officers are generally entitled to receive the other cash payments and benefits provided in each of their respective employment agreements, as described above in the subsection entitled “— Employment Agreements.”

Stock Options granted on or after September 28, 2022

On September 28, 2022, our Board of Directors resolved to change the vesting terms for stock options going forward so that any stock option granted to our named executive officers on or after September 28, 2022 no longer automatically fully vests or becomes immediately exercisable in the event of a change of control. Also on September 28, 2022, our Board of Directors resolved to change the vesting terms for stock options going forward so that stock options granted to our named executive officers on or after September 28, 2022 no longer automatically continue to vest after a termination of service of the named executive officer irrespective of the reason for the termination of service.

Stock Options granted before September 28, 2022

In the event of a change of control, as defined in the 2018 Plan and the preceding 2015 Equity Incentive Plan (the “2015 Plan”), each option granted to our named executive officers under the 2015 Plan and under the 2018 Plan, as applicable, before September 28, 2022 will fully vest and become immediately exercisable.

In the event any of our named executive officers’ employment is terminated by us without “cause” or by either of the named executive officers for “good reason”, or by their “retirement” or “disability”, as such terms are defined in the 2015 Plan and/or as determined for grants made under the 2018 Plan (with respect to good reason, as summarized below), or by death, the options granted to the named executive named officers before September 28, 2022 will continue to vest and become exercisable in accordance with our Standard Option Vesting Schedule and the stock options granted to our named executive officers on or after September 28, 2022, will not continue to vest. If a named executive officer’s employment is terminated for “cause” or by the named executive officer voluntarily (other than for retirement), the vesting schedule for options granted to the named executive officer will terminate immediately and shares subject to the option which have not vested prior to such termination will not become exercisable.

As defined in the 2015 Plan and the 2018 Plan:

“change of control” generally means (1) the acquisition by a person or entity of more than 50% of our combined voting power (except a change in ownership as a result of a private financing of us that is approved by our Board of Directors), (2) the change in effective control of us which occurs on the date that a majority of members of our Board of Directors is replaced during any twelve (12) month period by directors whose appointment of election is not endorsed by a majority of the members of our Board of Directors prior to the date of the appointment or election (if any person or entity is considered to be in effective control of us, the acquisition of additional control of us by the same person or entity will not be considered a change in control), and (3) the acquisition by a person or entity of a substantial portion of our assets with a total gross fair market value equal to or more than 50% of the total gross fair market value of all of our assets immediately prior to such acquisition.

As defined in the 2015 Plan and as determined in connection with grants made under the 2018 Plan:

“cause” generally means abuse of alcohol or another drug while performing his or her duties as an employee of ours, or a breach of or failure or refusal by participant to comply with any material provision of his or her employment agreement or arrangement with us if not cured within ten (10) days after written notice thereof from us; and

“good reason” generally means, during the term of the participant’s employment relationship with us, without the participant’s written consent, we cause a material reduction in base salary or compensation and bonus opportunity, a relocation of participant’s principal place of employment by more than 50 miles, any material breach by us of any provision in the participant’s employment agreement or arrangement or other agreements, our failure to obtain an agreement from any successor to us to assume and agree to perform a participant’s employment agreement or arrangement in the same manner and to the same extent that we would be required to perform if no succession had taken place (except where such assumptions occurs by operation of law), a material, adverse change in the participant’s title, authority, duties, or responsibilities (except temporary change while participant is physically or mentally incapacitated or as required by applicable law), or a material change in the reporting structure applicable to the participant.

Outstanding Equity Awards at 2023 Year End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2023:

	Option Awards				Stock Awards
	Number of Securities				Number of Shares or	Market Value of
	Underlying		Option	Option	Units of Stock that	Share or Unites of that
	Unexercised Options (#)		Exercise Price	Expiration	Have Not Vested	Have Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)(1)	($)(2)
Michael Rossi(3)	—	615,240	5.75	November 6, 2033
Thomas Gad(4)	103,000	—	2.00	June 10, 2025
	166,000	—	4.38	October 21, 2026
	16,000	—	8.50	December 14, 2026
	100,000	—	11.16	April 24, 2028
	107,500	—	21.97	December 11, 2028
	127,140	2,860	30.34	January 7, 2030
	68,514	22,936	53.88	December 15, 2030
	54,956	55,044	15.73	December 14, 2031
	23,736	36,264	9.52	May 18, 2032
					40,500	276,210
	—	242,200	4.70	January 17, 2033
	—	75,000	5.75	November 6, 2033
Bo Kruse(5)	300,000	—	2.00	June 10, 2025
	133,000	—	4.38	October 21, 2026
	14,000	—	8.50	December 14, 2026
	75,000	—	11.16	April 24, 2028
	107,500	—	21.97	December 11, 2028
	127,140	2,860	30.34	January 7, 2030
	54,204	18,146	53.88	December 15, 2030
	42,466	42,534	15.73	December 14, 2031
	37,500	37,500	9.51	April 26, 2032
					11,700	79,794
	—	70,100	4.70	January 17, 2033
Susan Smith(6)	31,974	32,026	15.73	December 14, 2031
	10,000	10,000	9.51	April 26, 2032
					17,800	121,396
	—	35,700	4.70	January 17, 2033
	—	32,000	4.55	January 26, 2033

(1)

The RSUs shown in this column vest in three equal annual installments on January 17, 2024, January 17, 2025 and January 17, 2026, subject to the continued service of the named executive officer on each vesting date.

(2)	Calculated based on the closing price per share of our common stock on December 29, 2023, which was $6.82.
(3)

These options were granted on November 6, 2023, and vest as to 25% of the shares on the anniversary of the grant date and thereafter as to 2.0833% of the shares in equal monthly installments through the fourth anniversary of the grant date.

(4)

These options were granted on June 10, 2015, October 21, 2016, December 14, 2016, April 24, 2018, December 11, 2018, January 7, 2020, December 15, 2020, December 14, 2021, May 18, 2022, January 17, 2023 and November 6, 2023, respectively, and vest as to 25% of the shares on the anniversary of the grant date and thereafter as to 2.0833% of the shares in equal monthly installments through the fourth anniversary of the grant date.

(5)

These options were granted on June 10, 2015, October 21, 2016, December 14, 2016, April 24, 2018, December 11, 2018, January 7, 2020, December 15, 2020, December 14, 2021, April 26, 2022, and January 17, 2023, respectively. All options granted with the exception of options granted on April 26, 2022, vest as to 25% of the shares on the anniversary of the grant date and thereafter as to 2.0833% of the shares in equal monthly installments through the fourth anniversary of the grant date. The options granted on April 26, 2022 vest as to 50% of the shares on April 26, 2023 and as to the remaining 50% of the shares on April 26, 2024.

(6)

These options were granted on December 14, 2021, April 26, 2022, January 17, 2023 and January 26, 2023, respectively. All options granted with the exception of options granted on April 26, 2022, vest as to 25% of the shares on the anniversary of the grant date and thereafter as to 2.0833% of the shares in equal monthly installments through the fourth anniversary of the grant date. The options granted on April 26, 2022 vest as to 50% of the shares on April 26, 2023 and as to the remaining 50% of the shares on April 26, 2024.

Other Benefit Plans

Health Insurance

We currently provide broad-based health and welfare benefits that are available to all of our current U.S. employees (including Mr. Rossi, Mr. Gad and Ms. Smith), including health, life and disability insurance. Health insurance benefits for the employees of our Danish subsidiary (including Mr. Kruse) are fully paid for by such employees. Our Danish subsidiary does not incur any costs for these health insurance benefits.

401(k) Retirement Plan

We maintain a defined contribution employee retirement plan for our current U.S. employees, including Mr. Rossi, Mr. Gad, Ms. Smith and other executive officers. The plan is intended to qualify as a tax-qualified 401(k) plan so that contributions to the 401(k) plan, and income earned on such contributions, are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions). Under the 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee as directed by participants. The 401(k) plan provides us with the discretion to match employee contributions, but to date we have not provided any employer matching contributions.

We have established a retirement program for the employees of our Danish subsidiary pursuant to which all such employees, including Mr. Kruse, can contribute an amount at their election from their base compensation and may receive contributions from our Danish subsidiary. We have not provided any employer matching contributions during the year ended December 31, 2023.

Insurance and Indemnification

We maintain a general liability insurance policy that covers specified liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers. In addition, we have entered into indemnification agreements with each of our officers and directors. These indemnification agreements require us, among other things, to indemnify each such director (and their affiliated funds) or officer for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts, incurred by him or her in any action or proceeding arising out of his or her service as one of our directors or officers. Some of our non-employee directors may, through their relationships with their employers, be insured or indemnified against specified liabilities incurred in their capacities as members of our Board of Directors.

Tax Considerations

The Compensation Committee considers the potential future effects of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) on compensation paid to our named executive officers. Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of the company’s chief executive officer and the three most highly compensated executive officers (other than the chief executive officer and chief financial officer). Pursuant to tax legislation signed into law on December 22, 2017 (the “Tax Act”), for taxable years beginning after December 31, 2017, the Section 162(m) deduction limitation is expanded so that it also applies compensation in excess of $1 million paid to a public company’s chief financial officer. Historically, compensation that qualified under Section 162(m) as performance-based compensation was exempt from the deduction limitation. However, subject to certain transition rules, the Tax Act eliminated the qualified performance-based compensation exception. As a result, for taxable years beginning after December 31, 2017, all compensation in excess of $1 million paid to each of the executives described above (other than certain grandfathered compensation or compensation paid pursuant to certain equity awards granted before or during a transition period following our initial public offering) will not be deductible by us.

Accounting Considerations

We account for equity compensation paid to our employees under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“ASC 718”), which requires us to estimate and record an expense over the service period of the equity award. Our cash compensation is recorded as an expense over the period the bonus is earned. The accounting impact of our compensation programs is one of many factors that the Compensation Committee considers in determining the structure and size of our executive compensation programs.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company.

	Summary Compensation Table Total for PEO(2)			Compensation Actually Paid to PEO(3)			Average Summary Compensation Table Total for Non-PEO NEOs(4)	Average Compensation Actually Paid to Non-PEO NEOs(5)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return(6)	Net Income (Loss) (millions)(7)
Year(1)	Rossi(2)	Gad(2)	Møller (2)	Rossi(3)	Gad(3)	Møller (3)
(a)	(b)	(b)	(b)	(c)	(c)	(c)	(d)	(e)	(f)	(g)
2023	$3,110,553	$2,454,483	—	$3,557,959	$3,204,083	—	$971,850	$1,242,227	$13.77	$(21.4)
2022	—	$1,435,696	$924,536	—	$(198,556)	$(2,236,402)	$991,061	$164,844	$9.86	$(95.6)
2021	—	—	$3,288,583	—	—	$(8,440,092)	$1,197,620	$(1,983,012)	$32.74	$(55.3)

(1)	We are a smaller reporting company pursuant to Rule 405 of the Securities Act of 1933, and as such, are only required to include information for the past three fiscal years in this table.
(2)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Rossi, Mr. Gad and Dr. Møller (each of whom served as Principal Executive Officer during the three year period ended December 31, 2023) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Officer and Director Compensation—Summary Compensation Table.” Dr. Møller served as our Chief Executive Officer from 2015 until he stepped down from the position, effective April 22, 2022, upon which our Board of Directors appointed Mr. Gad to serve as our Interim Chief Executive Officer. Mr. Gad served as our Interim Chief Executive Officer from April 22, 2022 until he ceased to serve in that office and assumed the officer of Chief Business Officer, effective November 6, 2023, the date upon which our Board of Directors appointed Mr. Rossi to serve as our President and Chief Executive Officer.
(3)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Rossi, Mr. Gad and Dr. Møller, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to, in the case of 2023, Mr. Rossi and Mr. Gad, and in the case of 2022, Mr. Gad and Dr. Møller, and in the case of 2021, Dr. Møller. In accordance with the requirements of Item 402(v) of Regulation S-K, see the table below for the adjustments made to Mr. Rossi, Mr. Gad and Dr. Møller’s respective total compensation to determine the compensation actually paid in the applicable year.

Year	Reported Summary Compensation Table Total for PEO	Minus: Reported Value of Equity Awards(a)	Plus: Equity Award Adjustments(b)	Compensation Actually Paid to PEO
Michael Rossi
2023	$3,110,553	$2,629,348	$3,076,754	$3,557,959
Thomas Gad
2023	$2,454,483	$1,342,856	$2,092,456	$3,204,083
2022	$1,435,696	$388,200	$(1,246,052)	$(198,556)
Claus Juan Møller-San Pedro, M.D., Ph.D.
2022	$924,536	$—	$(3,160,938)	$(2,236,402)
2021	$3,288,583	$2,290,248	$(9,438,427)	$(8,440,092)

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Option Awards” column in the Summary Compensation Table for the applicable year.
(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. See the table below for the amounts deducted or added in calculating the equity award adjustments.

Year	Year End Fair Value of Equity Awards Granted in the Year	Change in Fair Value of Prior Years’ Awards Unvested at Year End	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Change in Fair Value Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Equity Value included in CAP
Michael Rossi
2023	$3,076,754	—	—	—	—	—	$3,076,754
Thomas Gad
2023	$1,836,798	$138,417	—	$117,241	—	—	$2,092,456
2022	$209,016	$(1,090,764)	—	$(364,305)	—	—	$(1,246,052)
Claus Juan Møller-San Pedro, M.D., Ph.D.
2022	—	$(2,403,178)	—	$(757,760)	—	—	$(3,160,938)
2021	$2,399,705	$(8,628,480)	—	$(3,209,652)	—	—	$(9,438,427)

(4)	The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group (excluding, in the case of 2023, Mr. Rossi and Mr. Gad, in the case of 2022, Mr. Gad and Dr. Møller, and in the case of 2021, Dr. Møller) (the “non-PEO NEOs”) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the non-PEO NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2023 and 2022, Bo Kruse and Susan Smith; and (ii) for 2021, Thomas Gad, Bo Kruse, Steen Lisby, our former Senior Vice President and Chief Scientific Officer, and Vignesh Rajah.

(5)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the non-PEO NEOs as a group during the applicable year. See the table below for the adjustments made to average total compensation for the non-PEO NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in Note 3.

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards(a)	Average Equity Award Adjustments(b)	Average Compensation Actually Paid to Non-PEO NEOs
2023	$971,850	$304,183	$574,560	$1,242,227
2022	$991,061	$163,843	$(662,374)	$164,844
2021	$1,197,620	$644,762	$(2,535,870)	$(1,983,012)

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Option Awards” column in the Summary Compensation Table for the applicable year.
(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. See the table below for the amounts deducted or added in calculating the equity award adjustments.

Year	Average Year End Fair Value of Equity Awards Granted in the Year	Average Change in Fair Value of Prior Years’ Awards Unvested at Year End	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Average Equity Value included in CAP
2023	$438,120	$87,435	—	$49,005	—	—	$574,560
2022	$159,667	$(616,859)	—	$(205,181)	—	—	$(662,374)
2021	$675,569	$(2,284,578)	—	$(926,861)	—	—	$(2,535,870)

(6)	Cumulative total shareholder return (“TSR”) is calculated by dividing (x) the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end and the beginning of the measurement period by (y) the Company’s share price at the beginning of the measurement period.
(7)	The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable year.

Analysis of the Information Presented in the Pay versus Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

Compensation Actually Paid and Cumulative TSR

The following graph sets forth the relationship between compensation actually paid to our PEOs, the average of compensation actually paid to our non-PEO NEOs, and the Company’s cumulative TSR over the three most recently completed fiscal years.

Compensation Actually Paid vs. TSR
$32.74
$9.86
$13.77
$0.0M
$0.0M
($2.0M)
($8.4M)
($2.2M)
($0.2M)
$0.0M
$0.2M
$0.0M
$3.2M
$3.6M
$1.2M
2021
2022
2023
Compensation Actually Paid (Møller)
Compensation Actually Paid (Gad)
Compensation Actually Paid (Rossi)
Avg. Compensation Actually Paid (Non-PEO NEO)
Company TSR

Compensation Actually Paid and Net Income (Loss)

The following graph sets forth the relationship between compensation actually paid to our PEOs, the average of compensation actually paid to our non-PEO NEOs, and the Company’s net income (loss) over the three most recently completed fiscal years.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

Director Compensation

Non-Employee Director Compensation Policy

Based on recommendation by Aon and review of competitive market data, our Compensation Committee recommended and our Board of Directors in January 2023 approved and adopted, an amendment to our previously approved policy with respect to the compensation payable to our non-employee directors, as described below.

Under this policy, each non-employee director is eligible to receive compensation for his or her service on our Board of Directors and for service on each committee on which the director is a member, which consists of an initial equity award as well as annual cash retainers and equity awards. We reimburse our non-employee directors for reasonable travel, food, lodging and other out-of-pocket expenses incurred in connection with attending Board of Directors and committee meetings. The compensation that we pay to our named executive officers of whom two, Mr. Rossi and Mr. Gad, are employee directors, is discussed earlier in this “Executive and Director Compensation” section.

Except for fees and equity awards, we do not provide our independent directors with any other form of compensation. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws.

The following table sets forth information regarding compensation paid to our non-employee directors during the fiscal year ended December 31, 2023.

	Fees Earned or	Stock	Option
Name	Paid in Cash ($)	Awards ($)(1)(2)(3)	Awards ($)(1)(2)(4)	Total ($)
Dr. Gérard Ber	55,000	18,943	81,616	155,559
David N. Gill	80,000	18,943	81,616	180,559
Dr. James I. Healy	83,750	18,943	81,616	184,309
Laura J. Hamill	67,500	18,943	81,616	168,059
Dr. Ashutosh Tyagi	57,500	18,943	81,616	158,059
Dr. Mary Tagliaferri(5)	—	—	—	—
Johan Wedell‑Wedellsborg	57,500	18,943	81,616	158,059

(1)	In accordance with SEC regulations, this column reflects the aggregate grant date fair value of the RSU awards and option awards, as applicable, granted during fiscal year 2023 computed in accordance with Topic 718. These awards were granted pursuant to our Non-Employee Director Compensation Policy on June 8, 2023, the date of our 2023 annual meeting of stockholders. See also the information appearing under the heading entitled “Share-Based Compensation” in Note 11 to our consolidated financial statements included as part of our Annual Report for certain assumptions made in the valuation of such stock options. These amounts do not reflect the actual economic value that will be realized by the named non-employee director upon vesting of the stock options, the exercise of stock options, or the sale of the common stock underlying such stock options.
(2)	The following table sets forth the aggregate number of outstanding RSUs and stock options held by our non-employee directors as of December 31, 2023. As of December 31, 2023, there were no other equity or option awards outstanding and held by our non-employee directors.

Name	RSUs (#)	Option (#)
Dr. Gérard Ber	2,330	109,950
David N. Gill	2,330	101,950
Dr. James I. Healy	2,330	84,172
Laura J. Hamill	2,330	77,950
Dr. Ashutosh Tyagi	2,330	109,950
Dr. Mary Tagliaferri	—	—
Johan Wedell‑Wedellsborg	2,330	145,950

(3)	RSUs granted to our non-employee directors during the year ended December 31, 2023 vest in full on the earlier of the first anniversary of the date of grant or the date immediately preceding the date of the Annual Meeting.
(4)	Stock options granted to our non-employee directors during the year ended December 31, 2023 vest in 12 equal monthly installments.
(5)	Dr. Mary Tagliaferri was appointed to our Board of Directors on February 29, 2024.

Our Non-Employee Director Compensation Policy

In 2022, the Compensation Committee engaged Aon, its third-party independent consultant, to review and make recommendations with respect to its compensation policies relative to our peer group. Based on this review, in January 2023, our Board of Directors approved the amended and restated non-employee director compensation policy. Among the amendments was an increase to the cash retainers payable to our non-employee directors for their service beginning in 2023. The following table includes the cash retainers paid to our non-employee directors for their service in 2023 and earned in 2023:

	Annual Retainer Amount	Additional Annual Retainer
Board of Directors and Board Committee	For Member	Amount for Chair
Board Member	$50,000	$35,000
Audit Committee	$10,000	$20,000
Compensation Committee	$7,500	$15,000
Nominating and Governance Committee	$5,000	$10,000

The non-employee director compensation policy as effect until April 2024 also provided for an initial equity award to be granted at the first regularly scheduled board meeting held on or after a director’s first appointment or election to our Board of Directors, comprised of (i) a non-qualified stock option award with respect to 27,900 shares of common stock (decreased from 32,000 shares of common stock in 2022) vesting in equal monthly installments until the third anniversary of the date of grant, and (ii) an RSU award with respect to 4,660 shares of common stock (no RSUs in 2022) vesting in equal quarterly installments until the third anniversary of the date of grant. Further, under the amended and restated non-employee director compensation policy, each non-employee director is eligible to receive an annual equity award to be made automatically on the earlier of the date of our annual meeting or June 30 each year that is comprised of (i) a non-qualified stock option with respect to 13,950 shares of common stock, vesting in equal monthly installments until the first anniversary of the date of grant, and (ii) an RSU award with respect to 2,330 shares of common stock, vesting in full on the earlier of the first anniversary of the date of grant or the date immediately preceding the date of the following annual meeting of stockholders. The vesting of all of these equity awards is subject to the non-employee director’s continued service on our Board of Directors through each applicable vesting date.

In April 2024, upon the recommendation of Aon and following a review of market data, in order to align the equity component of non-employee director compensation to the 50th percentile of our peer group, the Compensation Committee recommended, and the Board of Directors approved, amendments to the non-employee director compensation policy. As amended, the non-employee director compensation policy provides for initial equity awards to be made automatically on the date on which a new non-employee director commences service pursuant to such director’s first appointment or election to our Board of Directors (or, if the date of such commencement of service is not a trading day, the first trading day following the date of such commencement of service), comprised of (i) a non-qualified stock option with an aggregate grant date value equal to $255,000, vesting in equal monthly installments until the third anniversary of the date of grant and (ii) an RSU award with an aggregate grant date value equal to $85,000, vesting in equal quarterly installments until the third anniversary of the date of grant. Further, as amended, the non-employee director compensation policy provides for an annual equity award to be made automatically on the earlier of the date of our annual meeting or June 30 each year that is comprised of (i) a non-qualified stock option with an aggregate grant date value equal to $127,500, vesting in equal monthly installments until the first anniversary of the date of grant, and (ii) an RSU award with an aggregate grant date value equal to $42,500, vesting in full on the earlier of the first anniversary of the date of grant or the date immediately preceding the date of the following annual meeting of stockholders. The vesting of all of these equity awards is subject to the non-employee director’s continued service on our Board of Directors through each applicable vesting date. The number of shares of common stock subject to an option granted under the non-employee director compensation policy, as amended, will be determined based on a Black Scholes model calculated using the average closing price per share of our common stock over the 30-calendar day period immediately preceding the grant date. The number of shares of common stock subject to RSUs granted under the non-employee director compensation policy, as amended, will be determined based on the average closing price per share of our common stock for the 30-calendar day period immediately preceding the grant date.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table contains information about our equity compensation plans as of December 31, 2023. As of December 31, 2023, we had three (3) equity compensation plans, each of which was approved by our stockholders: the 2015 Plan, the 2018 Plan, and our 2018 Employee Stock Purchase Plan (the “2018 ESPP”). In connection with our initial public offering in 2018, our 2018 Plan replaced our 2015 Plan. The 2015 Plan continues to govern grants made under that plan as of this date, but no further grants may be made under it.

Equity Compensation Plan Information

Number of securities
remaining available
for future issuance
	Number of securities		Weighted average		under equity
	to be issued upon		exercise price		compensation plans
	exercise of		of outstanding		(excluding securities
	outstanding options,		options, warrants		reflected in
Plan Category	warrants and rights		and rights		column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	9,658,737	(1)	$17.26	(2)	3,807,673 (3)
Equity compensation plans not approved by security holders	—		—		—
Total	9,658,737		$17.26		3,807,673 (4)

(1)	Consists of (i) 2,264,830 shares to be issued upon exercise of outstanding options under the 2015 Plan as of December 31, 2023, (ii) 7,042,500 shares to be issued upon exercise of outstanding options under the 2018 Plan as of December 31, 2023, and (iii) 351,407 shares to be issued upon vesting of outstanding restricted stock units under the 2018 Plan as of December 31, 2023.
(2)	Consists of the weighted average exercise price of the 9,307,330 stock options outstanding on December 31, 2023. The calculation of the weighted average exercise price does not include outstanding equity awards that are received or exercised for no consideration.
(3)	Consists of (i) 3,107,673 shares that remained available for future issuance under the 2018 Plan as of December 31, 2023, and (ii) 700,000 shares that remained available for future issuance under the 2018 ESPP as of December 31, 2023. No shares remained available for future issuance under the 2015 Plan as of December 31, 2023.
(4)	The 2018 Plan has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2018 Plan to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2019 and continuing for each fiscal year until, and including, the fiscal year ending December 31, 2028, equal to the lesser of (i) 4.0% of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (ii) such smaller number of shares of stock as determined by our Board of Directors. Pursuant to operation of the evergreen provision, an additional 1,746,884 shares of our common stock were automatically added to the shares reserved for issuance under the 2018 Plan on January 1, 2024. The 2018 ESPP has an evergreen provision that allows for an annual increase in the number of shares available for issuance under the 2018 ESPP to be added on the first day of each fiscal year, beginning on January 1, 2019 and ending on December 31, 2038, in an amount equal to the lesser of (i) 1,000,000 shares of our common stock, (ii) 1% of the total number of shares of our common stock outstanding on the last day of the immediately preceding fiscal year, or (iii) such lesser number of shares as determined by the administrator. No shares our common stock have been automatically added to the shares authorized for issuance under the 2018 ESPP pursuant to this provision as a result of the determination by our Board of Directors, which is the administrator of the 2018 ESPP.

STOCK OWNERSHIP AND REPORTING

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise provided below, the following table sets forth information regarding beneficial ownership of our common stock as of April 19, 2024 by:

●	each person, or group of affiliated persons, known to us to be the beneficial owner of 5% or more of the outstanding shares of our common stock;
●	each of our directors and nominees for director as of the date of this Proxy Statement;
●	each of our executive officers as of the date of this Proxy Statement, who served during the year ended December 31, 2023, named in the Summary Compensation table herein, whom, collectively, we refer to as our named executive officers; and
●	all of our executive officers and directors of the date of this Proxy Statement as a group.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Percentage of beneficial ownership is based on 43,872,638 shares of our common stock outstanding as of April 19, 2024. In addition, shares of common stock subject to options or other rights that are currently exercisable, or that will become exercisable or will vest within sixty (60) days of April 19, 2024, are deemed outstanding and beneficially owned for the purpose of computing the percentage beneficially owned by (i) the individual holding such options, warrants or other rights (but not any other individual) and (ii) the directors and executive officers as a group. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise set forth below, the address of the beneficial owner is c/o Y-mAbs Therapeutics, Inc., 230 Park Avenue, Suite 3350, New York, New York 10169.

	Number of	Percentage
	Shares	of Shares
	Beneficially	Beneficially
Name and Address of Beneficial Owner	Owned	Owned
5% Stockholders
Entities affiliated with WG Biotech ApS(1)	4,559,233	10.4%
Rungsted Strandvej 113
DK 2960
Rungsted Kyst, Denmark
Entities affiliated with HBM Healthcare Investments (Cayman) Limited(2)	3,297,800	7.5%
Governors Square
23 Lime Tree Bay Avenue
PO Box 30852
Grand Cayman, Cayman Islands
Entities affiliated with BlackRock, Inc.(3)	2,917,080	6.7%
55 East 52nd Street
New York, NY 10055
Entities affiliated with Acorn Bioventures(4)	2,761,825	6.3%
420 Lexington Avenue
Suite 2626
New York, NY 10170
The Vanguard Group(5)	2,194,093	5.0%
100 Vanguard Blvd
Malvern, PA 19355
Entities affiliated with Sofinnova Venture Partners X, L.P.(6)	2,194,278	5.0%
3000 Sand Hill Road
Building 4‑Suite 250
Menlo Park, CA 94025
Attn: Hooman Shahlavi, Partner & General Counsel
Entities affiliated with Paradigm BioCapital Advisors LP(7)	2,198,312	5.0%
767 Third Avenue, 17th Floor
New York, NY 10017
	Number of	Percentage
	Shares	of Shares
	Beneficially	Beneficially
Name and Address of Beneficial Owner	Owned	Owned
Executive Officers and Directors
Michael Rossi	—	* %
Thomas Gad (8)	1,272,704	2.8%
Bo Kruse(9)	1,160,598	2.6%
Susan Smith (10)	87,511	*
Johan Wedell‑Wedellsborg(11)	4,707,513	10.7%
Laura J. Hamill(12)	80,280	*
Dr. Gérard Ber(13)	112,280	*
Dr. James I. Healy(14)	2,332,336	5.3%
Dr. Ashutosh Tyagi(15)	112,280	*
David N. Gill(16)	104,280	*
Dr. Mary Tagliaferri(17)	2,713	*
All Current Executive Officers and Directors as a Group (14 persons)(18)	10,589,908	22.5%

* Represents less than one percent of our outstanding common stock.

(1)	Johan Wedell-Wedellsborg is the majority owner of WG Biotech ApS and as such has sole voting and dispositive power with respect to such shares.
(2)	The amounts shown and the following information were provided by HBM Healthcare Investments (Cayman) Ltd (“HBM”) pursuant to Amendment No. 6 to a Schedule 13G filed with the SEC on February 13, 2024. HBM reports that it has sole voting power and sole dispositive power over 3,297,800 shares.
(3)	The amounts shown and the following information were provided by BlackRock, Inc. (“BlackRock”) pursuant to Amendment No. 3 on a Schedule 13G filed with the SEC on January 26, 2024. BlackRock reports that it has sole voting power over 2,879,899 of these shares and sole dispositive power over 2,917,080 shares.

(4)	The amounts shown and the following information were provided by Acorn Bioventures, L.P.; Acorn Capital Advisors GP, LLC; Acorn Bioventures 2, L.P.; Acorn Capital Advisors GP 2, LLC; and Mr. Anders Hove, pursuant to Amendment No. 1 on a Schedule 13G filed with the SEC on February 6, 2024. Acorn Bioventures, L.P. and its general partner Acorn Capital Advisors GP, LLC reported having shared voting and dispositive powers over and be the beneficial owner of 1,159,966 shares; Acorn Bioventures 2 L.P. and its general partner Acorn Capital Advisors GP 2, LLC reported having shared voting and dispositive powers over and be the beneficial owner of 1,601,859 shares. Mr. Hove reported in his capacity as manager of each of Acorn Capital Advisors GP, LLC and Acorn Capital Advisors GP 2, LLC that he may be deemed to beneficially own the shares beneficially owned by each of Acorn Bioventures, L.P. and Acorn Bioventures 2, L.P.
(5)	The amounts shown and the following information were provided by The Vanguard Group (“Vanguard”) pursuant to Amendment No. 1 on a Schedule 13G filed with the SEC on February 13, 2024. Vanguard reports that it has sole voting power over 0 shares, shared voting power over 36,619 shares, sole dispositive power over 2,194,093 shares and shared dispositive power over 50,145 shares.
(6)	The amounts shown and the following information were provided by Sofinnova Venture Partners X, L.P. pursuant to a Schedule 13D filed with the SEC on October 2, 2018 as amended and restated by amendment No. 1 thereto filed with the SEC on February 15, 2022. The voting and investment control of the shares owned by Sofinnova Venture Partners X, L.P. are held by Maha Katabi, Ph.D., CFA and Dr. James I. Healy, the managing members of Sofinnova Management X-A, L.L.C., the General Partner of Sofinnova Management X, L.P., the General Partner of Sofinnova Venture Partners X, L.P.
(7)	The amounts shown and the following information were provided pursuant to a Schedule 13G filed with the SEC on April 8, 2024 by (i) Paradigm BioCapital Advisors LP (the “Adviser”); (ii) Paradigm BioCapital Advisors GP LLC (the “Adviser GP”); (iii) Senai Asefaw, M.D. (“Senai Asefaw”); and (iv) Paradigm BioCapital International Fund Ltd. (the “Fund”). The Fund is a private investment vehicle. The Fund and one or more separately managed accounts managed by the Adviser (the “Account”) directly beneficially own the shares of common stock. The Adviser is the investment manager of the Fund and the Account. The Adviser GP is the general partner of the Adviser. Senai Asefaw is the managing member of the Adviser GP. The Adviser, the Adviser GP and Senai Asefaw each reported having sole voting and dispositive control over 2,198,312 shares of common stock, and the Fund reported having sole voting and dispositive control over 1,884,045 shares of common stock.
(8)	Includes (i) 265,032 shares of common stock owned by GAD Enterprises LLC, of which Mr. Gad is the sole member and manager and as such Mr. Gad has sole voting and dispositive power with respect to such shares, (ii) 59,599 shares owned by Mr. Gad outright; (iii) 60,000 shares of common stock owned by Mr. Gad’s children who are deemed to share the same household, and (iv) 888,073 shares of common stock underlying securities that are exercisable as of April 19, 2024 or will become exercisable within 60 days after such date.
(9)	Includes (i) 184,976 shares of common stock owned directly by Mr. Kruse and (ii) 975,622 shares of common stock underlying securities that are exercisable as of April 19, 2024 or will become exercisable within 60 days after such date.
(10)	Includes (i) 4,251 shares of common stock owned directly by Ms. Smith and (ii) 83,260 shares of common stock underlying securities that are exercisable by Ms. Smith as of April 19, 2024, or will become exercisable within 60 days after such date.
(11)	Includes (i) 4,559,233 shares of common stock owned by WG Biotech ApS in which Mr. Wedell-Wedellsborg is the majority owner and as such has sole voting and dispositive power with respect to such shares and (ii) 148,280 shares of common stock underlying securities that are exercisable as of April 19, 2024, or will become exercisable or will vest and settle within 60 days after such date.
(12)	Includes 80,280 shares of common stock underlying securities that are exercisable by Ms. Hamill as of April 19, 2024, or will become exercisable or will vest and settle within 60 days after such date.
(13)	Includes 112,280 shares of common stock underlying securities that are exercisable by Dr. Ber as of April 19, 2024, or will become exercisable or will vest and settle within 60 days after such date.
(14)	Includes (i) 2,194,278 shares of common stock owned by Sofinnova Venture Partners X, L.P. Dr. Healy is a managing member of Sofinnova Management X-A, L.L.C., the General Partner of Sofinnova Venture Partners X, L.P., and as such has voting and dispositive power over such shares with Maha Katabi, Ph.D., CFA, the other managing member of Sofinnova Management X, L.L.C.; (ii) 51,556 shares owned outright by Dr. Healy; and (iii) 86,502 shares of common stock underlying securities that are owned outright by Dr. Healy and which are exercisable as of April 19, 2024 or will become exercisable or will vest and settle within 60 days after such date.
(15)	Includes 112,280 shares of common stock underlying options that are exercisable by Dr. Tyagi as of April 19, 2024, or will become exercisable or will vest and settle within 60 days after such date.
(16)	Includes 104,280 shares of common stock underlying securities that are exercisable by Mr. Gill as of April 19, 2024, or will become exercisable or will vest and settle within 60 days after such date.

(17)	Includes 2,713 shares of common stock underlying securities that are exercisable by Ms. Tagliaferri as of April 19, 2024, or will become exercisable or will vest and settle within 60 days after such date.
(18)	Included 3,144,967 shares of common stock underlying securities that are exercisable as of April 19, 2024, or will become exercisable or will vest and settle within 60 days after such date.

OTHER MATTERS

As of the date of this Proxy Statement, we know of no matter not specifically referred to above as to which any action is expected to be taken at the Annual Meeting. The persons named as proxies will vote the proxies, insofar as they are not otherwise instructed, regarding such other matters and the transaction of such other business as may be properly brought before the meeting, as seems to them to be in the best interest of our company and our stockholders.

Notice and Access

We are providing access to our proxy materials online under the SEC’s “notice and access” rules. As a result, we are mailing to many of our stockholders a Notice instead of a paper copy of this Proxy Statement and our Annual Report. The Notice contains instructions on how to access documents online. The Notice also contains instructions on how stockholders can receive a paper copy of our materials, including this Proxy Statement, our Annual Report, and a form of proxy card or voting instruction card. Those who do not receive a Notice, including stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy by mail unless they have previously requested delivery of materials electronically.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be “householding” our proxy materials. This means a single Notice and, if applicable, the Proxy Materials, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received. We will promptly deliver a separate copy of the Notice and, if applicable, the Proxy Materials, to you if you write or call us at Y-mAbs Therapeutics, Inc., Attention: Secretary, 230 Park Avenue, Suite 3350, New York, New York 10169, Telephone No. (646) 885-8505. If you would like to receive separate copies of our proxy materials and annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

ADDITIONAL INFORMATION

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including the financial statements and the financial statement schedules, will be furnished without charge to any stockholder of record as of April 19, 2024 upon written request to Y-mAbs Therapeutics, Inc., 230 Park Avenue, Suite 3350, New York, New York 10169, Attention: Investor Relations. This Proxy Statement and our Annual Report, each as filed with the SEC, with exhibits, are also available on the SEC’s website at www.sec.gov and on our website at https://ir.ymabs.com/financial-information/annual-reports.

2024 ANNUAL MEETING OF STOCKHOLDERS OF Y-MABS THERAPEUTICS, INC. June 11, 2024 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement, proxy card and annual report to shareholders are available at http://www.astproxyportal.com/ast/22412 Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: x Please detach along perforated line and mail in the envelope provided. 20330300000000001000 2 061124 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access. 1. Election of Directors: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING VIRTUALLY. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES AND “FOR” PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOW HERE: O Michael Rossi O Thomas Gad O Johan Wedell-Wedellsborg NOMINEES: 2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024. 3. To approve, on a non-binding advisory vote basis, the compensation of the Company’s named executive officers as disclosed in the proxy materials. 4. To conduct any other business properly brought before the meeting or any adjournment or postponement thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL DIRECTORS, AND “FOR” ITEMS 2 AND 3. THE PROXIES ARE ALSO AUTHORIZED TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN

0 ------------------ . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . ---------------- 14475 Y-MABS THERAPEUTICS, INC. Proxy of Annual Meeting of Stockholders on June 11, 2024 Solicited on Behalf of the Board of Directors The undersigned appoint(s) Michael Rossi and John LaRocca, or either of them, as attorney with full power of substitution and revocation, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of the undersigned in Y-mAbs Therapeutics, Inc., as indicated on the proposals referred to on the reverse side hereof at the annual meeting of its stockholders to be held at 8:00 a.m. Eastern Time on June 11, 2024, and at any adjournment or postponement thereof, and in their or his discretion upon any other matter which may properly come before said meeting. This proxy, when properly executed, will be voted in the manner directed herein. If no such directions are made, this proxy will be voted in accordance with the Board of Directors’ recommendations FOR the election of each of the director nominees, and FOR Proposals 2 and 3. (Continued and to be signed on the reverse side) 1.1